Sales Report:Supplement No. 95 dated Dec 10, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 416321
This series of Notes was issued and sold upon the funding of the borrower loan #39886, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Dec-01-2009
				Auction end date:	Dec-08-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	19.29%	Final borrower rate/APR:	20.29% / 24.08%	Final monthly payment:	$37.31

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.56%
Lender servicing fee:	1.00%	Estimated return:	3.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-2002	Debt/Income ratio:	Not calculated
Credit score:	600-619 (Nov-2009)	Current / open credit lines:	10 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$17,528	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	lizzibeth	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	680-699 (Jul-2009) 620-639 (Apr-2008)
Principal balance:	$872.85	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
ReFi Prosper loan for lower rate
Purpose of loan:
This loan will be used refinance an existing Prosper loan.? Since I got the loan, I've graduated from law school and?have gotten a job with a take-home of about $3,000 per month.? I'm hoping that in light of this, I can get a lower interest rate.

My financial situation:
I am a good candidate for this loan because I've never missed a payment.? I've been living on a budget since college, and am currently making the monthly payments for a higher interest rates. I can continue to make them, but my husband and I would be more comfortable with a small monthly payment (wouldn't everyone?).

Other bills/expenses:
- Car (insurance and gas): $200
- Housing (including utilities): $1300
- Debt (credit card, student loans): $600
- Food: $300

All other expenses can be cut if they need to be to pay down debt.

I'm starting this high, because my credit score isn't great, but even if funded at this interest rate, my monthly payment would be lower because the loan is for a less amount.? I'm hoping that the bidding will go down, but even if it doesn't, it will still result in a lower montly payment, which I can handle.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How low does the rate need to go for you to take the loan? - ideal-value
A: Although I would prefer the rate go as low as possible, I'm being realistic about my credit score, and the fact that the interest rate will have to be a little higher than I would like. Even the higher interest rate would result in an over-all lower monthly payment, so I will take the loan at the current rate. (Dec-07-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Leshan	$33.33	$33.33	12/7/2009 10:19:54 AM
Stingray8a	$25.00	$25.00	12/7/2009 9:37:56 PM
nurat	$49.92	$49.92	12/8/2009 11:30:59 AM
MSCG	$44.67	$44.67	12/8/2009 11:57:05 AM
lnrn	$33.48	$33.48	12/8/2009 12:29:11 PM
gpuck	$25.00	$25.00	12/8/2009 3:18:32 PM
fireferd	$100.00	$100.00	12/8/2009 2:32:21 PM
sevenbridges	$131.09	$131.09	12/8/2009 3:51:06 PM
jybank	$25.00	$6.55	12/8/2009 2:54:56 PM
113121	$25.00	$25.00	12/8/2009 3:56:30 PM
Kash2010lu	$25.00	$25.00	12/7/2009 6:05:25 PM
carrinel	$49.00	$49.00	12/8/2009 5:44:46 AM
Feyenoord	$26.96	$26.96	12/8/2009 9:51:38 AM
rockhound84	$50.00	$50.00	12/8/2009 11:51:47 AM
TakeCare	$50.00	$50.00	12/8/2009 12:35:03 PM
Astyanax	$25.00	$25.00	12/8/2009 12:36:16 PM
SkinnyFish	$25.00	$25.00	12/8/2009 2:53:36 PM
interloode	$50.00	$50.00	12/8/2009 3:39:36 PM
Champion_Lending	$25.00	$25.00	12/8/2009 2:31:40 PM
SkinnyFish	$25.00	$25.00	12/8/2009 3:47:27 PM
farchoir	$25.00	$25.00	12/8/2009 2:33:47 PM
melito75	$25.00	$25.00	12/8/2009 3:53:27 PM
kinetic-social	$25.00	$25.00	12/8/2009 3:57:10 PM
SkinnyFish	$25.00	$25.00	12/8/2009 2:54:21 PM
Lear31	$25.00	$25.00	12/8/2009 3:19:59 PM
JGuide	$50.00	$50.00	12/8/2009 3:27:50 PM
26 bids
Borrower Payment Dependent Notes Series 435417
This series of Notes was issued and sold upon the funding of the borrower loan #39839, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	20.17%	Starting borrower rate/APR:	21.17% / 24.98%	Starting monthly payment:	$37.76
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 22.76%	Final monthly payment:	$36.66

Auction yield range:	8.20% - 20.17%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1995	Debt/Income ratio:	26%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	13	Length of status:	0y 8m
Amount delinquent:	$1,274	Revolving credit balance:	$27,413	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	friendly-contract2	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car Repairs Needed
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why have you not answered any of the questions in the description section? - tolerant-nickel
A: Hello! This is my first time using prosper and I assumed if I had the prosper score, income and a brief description (car repairs) that would be sufficient. I should've taken the time to read up on what it takes to have a great listing. Due to character restraints I'm unable to give you the full budget but I'll be more than happy to give you that as well as anything else you would need. I need the car repairs for brakes, tires and a fuel pump. I drive 35 min to work each day. (Dec-04-2009)
Q: Why is there a $1,274 delinquent amount on your credit record? - MikeSeattle
A: Hello! It's the mortgage payment for Nov. '09. Due to a loss in income (accepting a new job) from $3,800 per mo. to $3,300 a mo. I pay my mortgage around the 3rd week of the month instead of the beginning of the month. The mortgage is due on the 1st day of the month. When I paid it, it was considered past due since it was after the grace period. (Dec-05-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IPG1	$25.00	$25.00	11/30/2009 4:27:05 PM
ctruong53	$80.00	$80.00	12/1/2009 3:45:02 PM
BankofRon	$25.00	$25.00	12/2/2009 7:17:00 PM
MrLeft	$30.00	$30.00	12/4/2009 6:46:56 AM
4mydaughterseducation	$37.22	$37.22	12/4/2009 7:14:32 PM
cemseller	$25.00	$25.00	12/5/2009 5:24:33 AM
mckhbnpc	$25.00	$25.00	12/5/2009 9:19:50 AM
fatson43	$50.00	$50.00	12/5/2009 8:45:15 AM
rinyt	$30.00	$30.00	12/5/2009 10:29:10 AM
a-finance-nirvana	$122.93	$122.93	12/5/2009 4:50:19 PM
the-profit-oracle	$25.00	$25.00	12/5/2009 9:11:20 PM
the-silver-blaster	$50.00	$50.00	12/5/2009 6:02:47 PM
Jane3721	$50.00	$34.79	12/6/2009 6:35:41 AM
TakeCare	$25.00	$25.00	12/6/2009 8:18:38 PM
gothampark	$25.00	$25.00	12/6/2009 9:21:43 PM
icon7	$25.00	$25.00	12/7/2009 6:52:41 AM
porwestco	$25.00	$25.00	12/7/2009 9:20:24 AM
kinetic-social	$25.00	$25.00	12/7/2009 9:24:00 AM
kginatl	$50.06	$50.06	11/30/2009 11:54:23 AM
tearingstar	$25.00	$25.00	12/3/2009 9:07:59 AM
nomad54	$25.00	$25.00	12/3/2009 4:37:11 PM
vine99	$40.00	$40.00	12/4/2009 4:08:13 PM
kazanov	$50.00	$50.00	12/5/2009 4:44:31 PM
Bob450	$25.00	$25.00	12/6/2009 7:27:46 PM
wwwUniversal	$25.00	$25.00	12/7/2009 4:53:12 AM
PotBellyPete	$50.00	$50.00	12/7/2009 8:42:56 AM
goodhearted-basis4	$25.00	$25.00	12/7/2009 9:09:25 AM
27 bids
Borrower Payment Dependent Notes Series 435741
This series of Notes was issued and sold upon the funding of the borrower loan #39898, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$10,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	10.94%	Starting borrower rate/APR:	11.94% / 14.07%	Starting monthly payment:	$331.86
Final lender yield:	10.40%	Final borrower rate/APR:	11.40% / 13.52%	Final monthly payment:	$329.28

Auction yield range:	4.20% - 10.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	8.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1985	Debt/Income ratio:	26%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	14y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,912	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	31%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	shirebay	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	760-779 (Latest)
Principal borrowed:	$14,500.00	< mo. late:	0 ( 0% )	780-799 (Jul-2009) 760-779 (May-2008)
Principal balance:	$7,718.80	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Paying off my Credit Cards
Purpose of loan:
This loan will be used to pay off credit cards with a little left over for Christmas and car repairs.

Chase Disney Rewards just sent me notification that to remain profitable they need to raise my interest rate to prime plus 13.99% (effective Jan 1, 2010).
I do have the ?right to reject? these changes and continue paying according to the original terms, if I close my account.
This is my longest held credit card with the highest available credit line. If I close this account my credit score will go down.My financial situation:
My husband and I have always paid our bills on time!? We want to pay off this credit card to avoid the rate increase.We have a goal to be debt free within the next 5 years and transferring this debt from Chase to Prosper will help us to accomplish this goal within 3 years.Monthly household net income: $5262.66

Monthly household expenses:
? Housing ?(rent): $2100
? Insurance (renters, auto): $141
? Car expenses: $400
? Utilities (elec, water, garbage): $ 87.62
? Phone, cable, internet: $94.84
? Food, entertainment: $550
? Household expenses: $100
??Credit cards $400? (transfers to Prosper Loan Repayment)
? 1st Prosper Loan $459.07
? Savings for tuition:? $300
? Medical: $420
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Your prior loan was to pay off CC debt and now you have more CC debt. Please explain. Thanks - Dollars4Rent
A: I had a significant tax debt for 2008. Chase sent me an offer of 2.99% interest for 18 months. My plan was to pay off the IRS within 18 months, so I took advantage of the low interest offer and paid my taxes in full. Chase now plans to reclassify my debt to a cash advance and apply an even higher rate of 19.24% (prime + 15.99%). I would have been better off sticking with the government's installment plan. (Dec-04-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

rellotsf	$25.00	$25.00	11/30/2009 9:31:26 AM
helpful-listing	$50.00	$50.00	11/30/2009 9:31:44 AM
cheapskate	$50.00	$50.00	11/30/2009 9:33:02 AM
currency-prometheus	$25.00	$25.00	11/30/2009 9:33:07 AM
GracieLuLu04	$25.00	$25.00	11/30/2009 9:33:18 AM
dparkhom	$25.00	$25.00	11/30/2009 9:35:39 AM
JoesSon	$25.00	$25.00	11/30/2009 9:32:11 AM
Interstate_Rate	$500.00	$500.00	11/30/2009 9:37:48 AM
calm-deal7	$25.00	$25.00	11/30/2009 9:38:34 AM
treasure-bliss	$100.00	$100.00	11/30/2009 9:38:44 AM
peso-colonel	$25.00	$25.00	11/30/2009 9:38:53 AM
KiwiElf	$25.00	$25.00	11/30/2009 9:38:12 AM
portfolio-zone801	$25.00	$25.00	11/30/2009 9:43:26 AM
ImaPutz	$25.00	$25.00	11/30/2009 9:44:18 AM
AF-Chief	$25.00	$25.00	11/30/2009 9:48:29 AM
skuba	$25.00	$25.00	11/30/2009 9:49:07 AM
wise-spirited-nickel	$50.00	$50.00	11/30/2009 9:49:18 AM
hard-working-loot	$25.00	$25.00	11/30/2009 9:49:29 AM
Maccs55	$25.00	$25.00	11/30/2009 9:47:20 AM
efficient-bid2	$50.00	$50.00	11/30/2009 9:51:03 AM
crazycool	$25.00	$25.00	11/30/2009 9:48:42 AM
DadWarbucks	$25.00	$25.00	11/30/2009 9:53:02 AM
Diamond_Jim	$25.00	$25.00	11/30/2009 9:54:27 AM
CAGE-Investments	$50.00	$50.00	11/30/2009 9:53:46 AM
tallmon	$25.00	$25.00	11/30/2009 9:54:43 AM
salala	$25.00	$25.00	11/30/2009 9:51:54 AM
miked8303	$25.00	$25.00	11/30/2009 9:56:46 AM
mikrolown	$25.00	$25.00	11/30/2009 9:56:58 AM
leodaguy	$25.00	$25.00	11/30/2009 9:55:01 AM
Lightlife	$50.00	$50.00	11/30/2009 9:57:22 AM
credit-kahuna	$100.00	$100.00	11/30/2009 9:57:42 AM
tremendous-payment	$25.00	$25.00	11/30/2009 9:55:47 AM
SNH	$50.00	$50.00	11/30/2009 9:59:26 AM
Artist_Blue	$25.00	$25.00	11/30/2009 9:56:23 AM
CarDealer3070	$25.00	$25.00	11/30/2009 9:58:30 AM
swoosh	$25.00	$25.00	11/30/2009 10:00:38 AM
Cai8899	$40.00	$40.00	11/30/2009 10:00:54 AM
value-pole	$25.00	$25.00	11/30/2009 9:57:12 AM
bchen78875	$25.00	$25.00	11/30/2009 10:01:11 AM
xstreamin	$25.00	$25.00	11/30/2009 10:02:16 AM
Dutchhunter	$25.00	$25.00	11/30/2009 10:02:39 AM
Havana21	$50.00	$50.00	11/30/2009 9:58:44 AM
andyb9	$25.00	$25.00	11/30/2009 10:03:13 AM
jeg3k	$25.00	$25.00	11/30/2009 10:01:52 AM
ThomasCrown	$30.00	$30.00	11/30/2009 10:02:26 AM
exact-justice	$25.00	$25.00	11/30/2009 10:03:01 AM
benefit-squirrel	$30.00	$30.00	11/30/2009 10:03:06 AM
shrewd-deal	$25.00	$25.00	11/30/2009 10:03:47 AM
dignified-finance	$25.00	$25.00	11/30/2009 10:04:01 AM
MoneyU4IA	$25.00	$25.00	11/30/2009 10:04:11 AM
syounker	$25.00	$25.00	11/30/2009 10:04:30 AM
ryelk	$25.00	$25.00	11/30/2009 10:04:39 AM
ekn_enterprises	$25.00	$7.39	11/30/2009 10:04:45 AM
agwosdof	$50.00	$50.00	11/30/2009 10:03:34 AM
five-star-justice	$36.00	$36.00	11/30/2009 10:24:19 AM
minista	$25.00	$25.00	11/30/2009 11:13:10 AM
money-prophesy	$150.00	$150.00	11/30/2009 11:14:55 AM
Ven58	$25.00	$25.00	11/30/2009 11:17:26 AM
patriot384	$100.00	$100.00	11/30/2009 2:22:16 PM
outofoffice	$75.00	$75.00	11/30/2009 4:27:17 PM
interstellar	$50.00	$50.00	12/1/2009 11:29:06 AM
orbiter614	$50.00	$50.00	12/1/2009 12:13:44 PM
iruz	$50.31	$50.31	12/2/2009 2:20:16 PM
Syzygy	$25.00	$25.00	12/2/2009 4:10:52 PM
impartial-deal	$25.00	$25.00	12/2/2009 4:25:54 PM
a-progressive-note	$25.00	$25.00	12/2/2009 4:58:25 PM
generous-deal6	$75.00	$75.00	12/3/2009 12:10:41 AM
smart-gold	$25.00	$25.00	12/3/2009 5:39:47 PM
reflective-rupee	$25.00	$25.00	12/3/2009 7:32:05 PM
helping-out	$40.00	$40.00	12/3/2009 9:00:18 PM
puifais	$25.00	$25.00	12/3/2009 8:42:26 PM
gold-commander0	$50.00	$50.00	12/3/2009 10:39:25 PM
dbanwart	$50.00	$50.00	12/4/2009 4:32:09 AM
QuinMccoy	$25.00	$25.00	12/4/2009 4:57:13 AM
martymaniaman	$25.00	$25.00	12/4/2009 6:17:58 AM
Dougmo	$25.00	$25.00	12/4/2009 6:40:02 AM
capital-amplifier	$25.00	$25.00	12/4/2009 9:22:30 AM
building_community	$100.00	$100.00	12/4/2009 8:13:34 AM
GyJAV_BNCCo	$40.00	$40.00	12/4/2009 10:38:14 AM
Doodlemeyer	$25.00	$25.00	12/4/2009 11:24:27 AM
bobby51	$58.00	$58.00	12/4/2009 11:16:34 AM
bold-yield-rumbler	$25.00	$25.00	12/4/2009 12:21:11 PM
shamrocker	$25.00	$25.00	12/4/2009 12:24:42 PM
dpjd	$50.00	$50.00	12/4/2009 3:08:34 PM
elegant-bonus	$25.00	$25.00	12/4/2009 4:15:48 PM
GeoLender	$50.00	$50.00	12/4/2009 5:22:41 PM
szetheli	$50.00	$50.00	12/4/2009 6:32:01 PM
gogmagog	$32.77	$32.77	12/4/2009 6:57:05 PM
help_each_other	$25.00	$25.00	12/4/2009 9:22:14 PM
oldman68	$25.00	$25.00	12/4/2009 11:45:46 PM
PocketAces	$25.00	$25.00	12/5/2009 1:10:11 AM
LahnDi	$25.00	$25.00	12/5/2009 7:49:11 AM
repayment-radio	$100.00	$100.00	12/5/2009 9:27:49 AM
zento	$25.00	$25.00	12/5/2009 11:01:44 AM
Interloper	$25.00	$25.00	12/5/2009 11:28:03 AM
reBuild-America	$25.00	$25.00	12/5/2009 5:08:12 PM
first-sophisticated-rate	$25.00	$25.00	12/5/2009 7:56:06 PM
fortytwo	$100.00	$100.00	12/6/2009 4:12:22 AM
the-silver-blaster	$70.00	$70.00	12/6/2009 11:22:33 AM
visionary-currency	$75.00	$75.00	12/6/2009 6:15:17 PM
TakeCare	$200.00	$200.00	12/6/2009 9:03:25 PM
piter-to-la-investment	$25.00	$25.00	12/6/2009 9:52:16 PM
adir1	$25.00	$25.00	12/6/2009 7:15:27 PM
Hondo	$25.00	$25.00	12/6/2009 11:34:27 PM
bitbucket	$50.00	$50.00	12/6/2009 11:32:27 PM
flwah	$25.00	$25.00	12/7/2009 1:47:26 AM
George2384	$25.00	$25.00	12/7/2009 8:04:16 AM
mcabery	$79.78	$79.78	12/7/2009 8:21:32 AM
MoneyForNothing	$25.00	$25.00	12/7/2009 7:32:41 AM
gaileyb	$25.00	$25.00	12/7/2009 8:06:09 AM
rate-hickory	$25.00	$25.00	12/7/2009 8:06:29 AM
exciting-fairness	$200.00	$200.00	12/7/2009 8:43:59 AM
KVH	$25.00	$25.00	11/30/2009 9:31:56 AM
Tahoeguy	$25.00	$25.00	11/30/2009 9:32:45 AM
JonnyD	$25.00	$25.00	11/30/2009 9:32:13 AM
creative-gold	$25.00	$25.00	11/30/2009 9:32:35 AM
witty-principal	$25.00	$25.00	11/30/2009 9:32:42 AM
revenue-serenity	$25.00	$25.00	11/30/2009 9:38:26 AM
littlemonkey	$25.00	$25.00	11/30/2009 9:34:12 AM
DSK_Financials	$50.00	$50.00	11/30/2009 9:39:03 AM
responsibility-butterfly	$25.00	$25.00	11/30/2009 9:41:35 AM
Kerrysbay	$25.00	$25.00	11/30/2009 9:50:15 AM
ljay	$25.00	$25.00	11/30/2009 9:50:31 AM
the-profit-oracle	$25.00	$25.00	11/30/2009 9:50:05 AM
booksleuth	$50.00	$50.00	11/30/2009 9:48:56 AM
money2k	$25.00	$25.00	11/30/2009 9:52:10 AM
omniviper	$25.00	$25.00	11/30/2009 9:53:34 AM
chlebie	$50.00	$50.00	11/30/2009 9:49:44 AM
E_G	$30.00	$30.00	11/30/2009 9:55:20 AM
sharkm	$25.00	$25.00	11/30/2009 9:55:10 AM
burgeoning-silver	$25.00	$25.00	11/30/2009 9:55:30 AM
biobulator	$25.00	$25.00	11/30/2009 9:56:38 AM
wise-extraordinary-loot	$30.00	$30.00	11/30/2009 9:58:36 AM
justice-dna	$25.00	$25.00	11/30/2009 9:57:52 AM
lloyd_s	$25.00	$25.00	11/30/2009 9:56:06 AM
museic1	$50.00	$50.00	11/30/2009 9:59:43 AM
payout-achievement	$40.00	$40.00	11/30/2009 9:58:04 AM
yield-lion	$25.00	$25.00	11/30/2009 10:00:23 AM
czar3	$30.00	$30.00	11/30/2009 9:58:59 AM
personal-lender	$25.00	$25.00	11/30/2009 9:59:13 AM
chicco	$80.00	$80.00	11/30/2009 10:01:43 AM
rmachi	$25.00	$25.00	11/30/2009 9:57:33 AM
Clambake	$50.00	$50.00	11/30/2009 10:00:07 AM
RetiredATC	$25.00	$25.00	11/30/2009 10:00:42 AM
EnigmaNYC-29	$25.00	$25.00	11/30/2009 9:58:16 AM
WalnutCreekguy	$33.00	$33.00	11/30/2009 10:01:24 AM
wiltonbound	$25.00	$25.00	11/30/2009 10:03:24 AM
rolandweary	$40.00	$40.00	11/30/2009 9:59:34 AM
bonus-buddy2	$35.00	$35.00	11/30/2009 9:59:53 AM
youqianderen	$50.00	$50.00	11/30/2009 10:02:05 AM
harperpotok	$100.00	$100.00	11/30/2009 10:04:21 AM
wayman	$50.00	$50.00	11/30/2009 10:02:54 AM
hitsman	$50.00	$50.00	11/30/2009 10:03:41 AM
CallMeBen	$25.00	$25.00	11/30/2009 10:42:32 AM
income-fortress	$200.00	$200.00	11/30/2009 11:02:54 AM
hellasow	$25.00	$25.00	11/30/2009 11:16:59 AM
jybank	$25.00	$25.00	11/30/2009 11:38:55 AM
Pickmar	$25.00	$25.00	11/30/2009 12:40:54 PM
qcksilvr20	$60.00	$60.00	11/30/2009 12:42:30 PM
unk1911	$25.00	$25.00	11/30/2009 4:21:39 PM
market-jam	$100.00	$100.00	11/30/2009 4:22:10 PM
justice-hawk	$50.00	$50.00	11/30/2009 7:39:38 PM
Brklyn01	$50.00	$50.00	12/1/2009 7:48:31 AM
rmpedi33	$150.00	$150.00	12/1/2009 8:05:57 AM
help4u	$150.00	$150.00	12/1/2009 12:32:24 PM
Castelj	$34.00	$34.00	12/1/2009 1:19:32 PM
SCD	$25.00	$25.00	12/1/2009 6:09:58 PM
vine99	$85.00	$85.00	12/1/2009 8:05:49 PM
longisland47m	$25.00	$25.00	12/2/2009 11:29:17 AM
shrewd-income	$50.00	$50.00	12/2/2009 3:04:17 PM
neenerman	$75.00	$75.00	12/3/2009 8:57:28 AM
kmfreymi	$100.00	$100.00	12/3/2009 10:29:01 AM
QsDad	$25.00	$25.00	12/3/2009 3:59:56 PM
buckyhead2000	$25.00	$25.00	12/3/2009 2:06:45 PM
MrEville	$25.00	$25.00	12/3/2009 7:54:50 PM
a-resplendent-commitment	$25.00	$25.00	12/3/2009 8:32:41 PM
MattProsper	$100.00	$100.00	12/3/2009 8:01:24 PM
sjlender	$25.00	$25.00	12/3/2009 9:47:36 PM
Barrayaran	$25.00	$25.00	12/4/2009 5:27:08 AM
djh47a	$40.00	$40.00	12/4/2009 6:18:57 AM
cu2maro	$25.00	$25.00	12/4/2009 7:49:04 AM
DHolly	$25.00	$25.00	12/4/2009 8:15:42 AM
CC911	$25.00	$25.00	12/4/2009 9:35:50 AM
Marathoner	$25.00	$25.00	12/4/2009 9:36:34 AM
Purple11	$100.00	$100.00	12/4/2009 10:40:40 AM
spsavage	$25.00	$25.00	12/4/2009 10:05:28 AM
divrekku	$25.00	$25.00	12/4/2009 10:08:23 AM
Jtothe3	$25.00	$25.00	12/4/2009 11:05:09 AM
Sefotonga	$25.00	$25.00	12/4/2009 11:09:54 AM
loyalist1	$25.00	$25.00	12/4/2009 11:16:16 AM
Dollars4Rent	$25.00	$25.00	12/4/2009 11:47:54 AM
head	$25.00	$25.00	12/4/2009 12:12:15 PM
leftcoast52	$25.00	$25.00	12/4/2009 1:09:43 PM
G-Love	$200.00	$200.00	12/4/2009 1:33:57 PM
red-favorable-basis	$25.00	$25.00	12/4/2009 1:45:51 PM
UBOtto186	$25.00	$25.00	12/4/2009 2:33:00 PM
kjsfld	$25.00	$25.00	12/4/2009 4:23:39 PM
blackstar	$25.00	$25.00	12/4/2009 5:49:11 PM
organic-platinum	$25.00	$25.00	12/5/2009 5:55:15 AM
orange-pound-party	$25.00	$25.00	12/5/2009 7:48:25 AM
wwwUniversal	$25.00	$25.00	12/5/2009 8:44:06 AM
Frugal	$25.00	$25.00	12/5/2009 11:43:44 AM
Frugal	$25.00	$25.00	12/5/2009 11:45:44 AM
charming-point	$200.00	$200.00	12/5/2009 11:39:10 AM
thaddeuscm	$27.00	$27.00	12/5/2009 12:43:23 PM
fatson43	$25.00	$25.00	12/5/2009 5:57:20 PM
Sugarmama21	$100.00	$100.00	12/5/2009 7:37:43 PM
the-debt-fluffy-bunny	$25.00	$25.00	12/5/2009 11:17:59 PM
drummerdad	$25.00	$25.00	12/6/2009 9:52:10 AM
wintersnowman	$25.00	$25.00	12/6/2009 7:11:58 AM
Sixmil	$25.00	$25.00	12/6/2009 11:49:59 AM
buffalobills	$25.00	$25.00	12/6/2009 11:14:37 AM
Easystreet	$25.00	$25.00	12/6/2009 4:48:27 PM
integrity-doctor	$50.00	$50.00	12/6/2009 4:51:11 PM
dontscrewmeover1	$50.00	$50.00	12/6/2009 5:22:37 PM
HomerdohNY	$25.00	$25.00	12/7/2009 4:56:13 AM
triumph329	$25.00	$25.00	12/7/2009 5:38:00 AM
bomdel	$25.00	$25.00	12/7/2009 6:52:01 AM
the-bright-velocity	$300.00	$300.00	12/7/2009 6:55:30 AM
icon7	$25.00	$25.00	12/7/2009 7:19:57 AM
brightest-economy-tsunami	$25.00	$25.00	12/7/2009 7:59:43 AM
chiemsee	$25.00	$25.00	12/7/2009 8:32:59 AM
imdave4me	$25.00	$25.00	12/7/2009 8:33:10 AM
jetblack	$46.75	$46.75	12/7/2009 9:30:01 AM
UncleSafety	$75.00	$75.00	12/7/2009 9:21:20 AM
225 bids
Borrower Payment Dependent Notes Series 435777
This series of Notes was issued and sold upon the funding of the borrower loan #39895, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-06-2009

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.65%	Starting monthly payment:	$63.68
Final lender yield:	29.00%	Final borrower rate/APR:	30.00% / 32.65%	Final monthly payment:	$63.68

Auction yield range:	17.20% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1995	Debt/Income ratio:	9%
Credit score:	620-639 (Oct-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	8	Total credit lines:	22	Length of status:	0y 4m
Amount delinquent:	$9,254	Revolving credit balance:	$1,565	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	78%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	22	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	chicagofan	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	25 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	620-639 (Aug-2009) 560-579 (Apr-2008) 620-639 (Sep-2007)
Principal balance:	$1,141.07	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Fifth & Final Attempt
If funded this loan will be used to pay off property taxes.? I am a hard working father of 3 and hope that you will give me another opportunity.? After reviewing my credit reports my credit doesn't seem as bad as it looks.? In 2007 I filed bankruptcy and a lot of the accounts shown as delinquent were included with the bankruptcy.? The bankruptcy has been dismissed and in 2013 alot of my delinquent accounts are set to be removed although I am checking to see if I can get anything removed sooner.?

I am also starting this listing with a gauranteed interest rate and your return will be great on this loan.? I currently have a prosper loan which is set to be paid off next year.? I can't believe it has been almost three years since my first prosper loan and it has been a great experience.

My current income is $1600 per month and my wife also contributes $2000 per month.

My current expenses:

House - 725.55 - Loan has been modified to meet new income levels
Insurance - 178.00
Utilities - 200.00
Prosper Loan - 116.91
Credit Card - 35.00
Food - 400.00
Cable, Phone, Internet - 148.00

Please ask any questions I am more than willing to answer.? Thanks for all the previous bids and any bids on my current listing.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

suomynona	$25.00	$25.00	11/30/2009 4:21:52 PM
the-profit-oracle	$25.00	$25.00	11/30/2009 5:52:25 PM
Bob450	$25.00	$25.00	11/30/2009 9:19:29 PM
SNH	$50.00	$50.00	12/1/2009 3:59:59 PM
Aberdeen	$300.00	$300.00	12/1/2009 4:39:52 PM
aztocas	$25.00	$25.00	12/1/2009 10:03:59 PM
Mr_Katana	$25.00	$25.00	12/2/2009 3:17:48 PM
Feyenoord	$25.00	$25.00	12/4/2009 5:14:50 PM
goodcents	$25.00	$25.00	12/4/2009 7:38:58 PM
helping-out	$30.00	$30.00	12/4/2009 9:59:06 PM
SolarMoonshine	$25.00	$25.00	12/5/2009 8:47:43 AM
quickstep	$75.00	$73.60	12/6/2009 9:51:27 AM
brother_tam	$100.00	$100.00	12/1/2009 6:42:06 PM
exciting-fairness	$200.00	$200.00	12/2/2009 9:08:48 AM
fallentimbers	$25.00	$25.00	12/2/2009 4:48:12 PM
supreme-hope	$25.00	$25.00	12/3/2009 1:24:23 AM
EEasyMoney	$25.00	$25.00	12/3/2009 8:02:57 AM
currency-bumblebee	$25.00	$25.00	12/3/2009 10:58:31 AM
lender12345	$25.00	$25.00	12/3/2009 1:58:11 PM
best-generosity-financier	$25.00	$25.00	12/3/2009 3:11:46 PM
periko	$25.00	$25.00	12/3/2009 4:05:24 PM
supreme-justice3	$100.00	$100.00	12/4/2009 10:04:50 AM
rmpedi33	$100.00	$100.00	12/5/2009 8:06:22 AM
Engineer44	$25.00	$25.00	12/5/2009 1:48:26 PM
DMKAssetManagement	$46.40	$46.40	12/5/2009 3:37:20 PM
welshcat	$50.00	$50.00	12/6/2009 7:28:19 AM
quickstep	$50.00	$50.00	12/6/2009 3:40:59 AM
27 bids
Borrower Payment Dependent Notes Series 436027
This series of Notes was issued and sold upon the funding of the borrower loan #39918, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	7.69%	Starting borrower rate/APR:	8.69% / 9.03%	Starting monthly payment:	$31.66
Final lender yield:	6.50%	Final borrower rate/APR:	7.50% / 7.84%	Final monthly payment:	$31.11

Auction yield range:	3.20% - 7.69%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Oct-1988	Debt/Income ratio:	1%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	3 / 2	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	7y 10m
Amount delinquent:	$0	Revolving credit balance:	$167	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	1%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	soulful-generosity3	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Auto Repair
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you please provide information regarding the purpose of the loan and why you are a good candidate for it? - responsible-worth113
A: I have a 2003 Toyota Corolla needs new brakes, tires & the hood only needs to be repainted part of the paint has come off. I'm a good candidate for the loan because I work and that with my social security will enable me to make payments on time with ease. I am trustworthy, healthy and dependable. (Dec-02-2009)
Q: Ummm, hi. I noticed there is absolutely no description provided with your loan. Uh, can you provide at least a little information about your financials or reason for wanting this loan? Auto repair is pretty vague wouldn't you agree? - djmjkelso
A: I don't know what happened I don't see my answer I sent yesterday. About the auto repairl, I have a 2003 Toyota Corolla in need of new brakes, tires and the hood must be painted as part of the paint has come off. I am a good candidate for this loan as I work and that with my social security is more than sufficient to pay the installments with ease and on time. I am healthy,trustworthy and responsible. (Dec-02-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

FundMaker	$25.00	$25.00	12/1/2009 9:31:41 AM
vine99	$100.00	$100.00	12/1/2009 7:49:52 PM
GBlack	$50.00	$50.00	12/6/2009 10:06:35 PM
BlessedEveryDay	$25.00	$25.00	12/7/2009 11:58:23 AM
heerzaquestion	$50.00	$50.00	12/7/2009 12:05:43 PM
StocksMan	$50.00	$50.00	12/7/2009 2:23:28 PM
trekkie3po	$25.00	$25.00	12/7/2009 2:19:56 PM
jybank	$25.00	$25.00	12/7/2009 2:23:02 PM
elegant-bonus	$25.00	$25.00	12/7/2009 2:25:08 PM
blot44	$100.00	$100.00	11/30/2009 8:32:49 PM
a-shiny-dime	$25.00	$25.00	12/1/2009 4:49:49 PM
market-jam	$100.00	$100.00	12/2/2009 2:49:54 PM
marwadi-62	$100.00	$100.00	12/3/2009 5:24:03 PM
Figure4	$25.00	$25.00	12/3/2009 6:11:41 PM
gavinsp	$25.00	$25.00	12/4/2009 8:40:17 AM
iolaire	$25.00	$25.00	12/4/2009 11:51:24 AM
dontscrewmeover1	$100.00	$100.00	12/5/2009 4:09:45 AM
njmlaj726	$25.00	$25.00	12/7/2009 11:35:17 AM
BlessedEveryDay	$25.00	$25.00	12/7/2009 11:55:41 AM
icon7	$25.00	$25.00	12/7/2009 12:21:30 PM
wwwUniversal	$25.00	$25.00	12/7/2009 2:24:29 PM
wild-orange	$25.00	$25.00	12/7/2009 1:02:57 PM
22 bids
Borrower Payment Dependent Notes Series 436123
This series of Notes was issued and sold upon the funding of the borrower loan #39836, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,125.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Dec-01-2009
				Auction end date:	Dec-08-2009

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.01%	Starting monthly payment:	$46.23
Final lender yield:	21.00%	Final borrower rate/APR:	22.00% / 25.39%	Final monthly payment:	$42.96

Auction yield range:	8.20% - 26.50%	Estimated loss impact:	6.99%
Lender servicing fee:	1.00%	Estimated return:	14.01%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Feb-2006	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	3 / 2	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	5	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	2
Screen name:	healthy-treasure	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making up for a bad two months
Purpose of loan:
This loan will be used to catch up on two bad months without work. I am an independent contractor who has lost several clients throughout the recession. I have always been able to gain work to make up for the money lost but October and November have been very bad months for me. I lost several clients and have decided to go into business with my mother to have a more steady income at her already successful dog grooming business. I will use the money from this loan to catch up on my bills from the last two months of poor business. After I pay off these two months I will be able to support myself on my new higher income.
My financial situation:
I am a good candidate for this loan because I am a proactive and hardworking person. I will do whatever it takes to make ends meet and I only borrow money when there is absolutely no other option.? I work hard and am going to be working at my mother's business on salary, managing her second storefront, as of the second week on January 2010. I am also taking a seasonal job at the mall to help out with bills while I am at it. I do not pay rent or car payments so I am not likely to get behind on the payments.
Monthly net income: $ 5500 ( prosper does not allow me to add my long term fianc??s income) he pays both rent, car payments and most utilities so that my paychecks can go to lowering my debt)

Monthly expenses: $ 710
??Housing: $ 0
??Insurance: $ 18
??Car expenses: $ 100
??Utilities: $ 0
??Phone, cable, internet: $ 160
??Food, entertainment: $ 80
??Clothing, household expenses $ 70
??Credit cards and other loans: $ 250
??Other expenses: $ 30
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SolarMoonshine	$25.00	$25.00	12/5/2009 9:07:34 AM
lender12345	$25.00	$25.00	12/7/2009 5:26:52 PM
_SriBank_	$100.00	$100.00	12/7/2009 7:35:28 PM
nickel-pipeline	$45.00	$45.00	12/8/2009 5:23:56 AM
IPG1	$25.00	$25.00	12/8/2009 10:53:42 AM
CMDCO	$50.00	$50.00	12/8/2009 12:45:31 PM
investment-cluster	$25.00	$25.00	12/8/2009 2:02:45 PM
shrewd-income	$25.00	$25.00	12/8/2009 2:15:28 PM
goodhearted-basis4	$25.00	$25.00	12/8/2009 3:52:28 PM
Sapphicat	$50.00	$50.00	12/8/2009 3:57:06 PM
RecoveryLender	$27.70	$27.70	12/8/2009 3:39:30 PM
nalaari	$52.37	$52.37	12/8/2009 3:39:57 PM
RecoveryLender	$25.00	$25.00	12/8/2009 3:49:59 PM
113121	$50.00	$50.00	12/8/2009 3:57:14 PM
the-profit-oracle	$25.00	$25.00	12/1/2009 6:09:19 PM
Homeinvest	$25.00	$25.00	12/2/2009 3:54:08 AM
KramericaIndustries	$25.00	$25.00	12/4/2009 10:14:32 AM
BigChiefLender	$50.00	$50.00	12/7/2009 12:27:27 PM
Leshan	$50.00	$50.00	12/8/2009 8:52:24 AM
Feyenoord	$25.00	$25.00	12/8/2009 10:12:22 AM
worldly-gold	$100.00	$100.00	12/8/2009 3:40:49 PM
a-reasonable-return	$25.00	$25.00	12/8/2009 2:24:43 PM
kinetic-social	$25.00	$24.93	12/8/2009 3:54:59 PM
nala2821	$25.00	$25.00	12/8/2009 3:06:10 PM
leverage-monger	$200.00	$200.00	12/8/2009 3:37:09 PM
25 bids
Borrower Payment Dependent Notes Series 434870
This series of Notes was issued and sold upon the funding of the borrower loan #39921, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Nov-24-2009
				Auction end date:	Dec-01-2009

Starting lender yield:	16.09%	Starting borrower rate/APR:	17.09% / 19.29%	Starting monthly payment:	$178.49
Final lender yield:	14.00%	Final borrower rate/APR:	15.00% / 17.17%	Final monthly payment:	$173.33

Auction yield range:	6.20% - 16.09%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.76%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1998	Debt/Income ratio:	13%
Credit score:	760-779 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	9y 5m
Amount delinquent:	$0	Revolving credit balance:	$3,266	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Thome23	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	760-779 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	760-779 (Oct-2009) 720-739 (Jun-2008)
Principal balance:	$4,936.13	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Real Estate Development
Purpose of loan:
This loan will be used to build rental properties?

My financial situation:
I am a good candidate for this loan because I have?a viable business plan and I?have been current on my loans with prosper.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: This request was RECENTLY bid 100%. Can you tell us why it didn't fund? - RecoveryLender
A: The interest rate was so high (Nov-25-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

REBizGuy	$50.00	$50.00	11/24/2009 3:58:31 PM
bdruss	$25.00	$25.00	11/24/2009 4:16:22 PM
EEasyMoney	$25.00	$25.00	11/24/2009 4:20:00 PM
usedtoborrow	$30.00	$30.00	11/24/2009 4:30:20 PM
money-prophesy	$75.00	$75.00	11/24/2009 4:31:20 PM
minista	$25.00	$25.00	11/24/2009 4:32:10 PM
Ven58	$25.00	$25.00	11/24/2009 4:32:20 PM
MStackIV	$25.00	$25.00	11/24/2009 8:47:40 PM
sparkmeister	$25.00	$25.00	11/25/2009 4:38:33 AM
fostaman	$25.00	$25.00	11/24/2009 8:48:13 PM
income-fortress	$200.00	$200.00	11/25/2009 6:07:18 AM
RedCentre	$34.47	$34.47	11/25/2009 11:40:22 AM
grf1945	$25.00	$25.00	11/25/2009 7:57:48 PM
marwadi-62	$100.00	$100.00	11/26/2009 7:21:15 AM
psalms6612	$25.00	$25.00	11/26/2009 3:33:16 PM
PalmTreeIsland	$47.16	$47.16	11/26/2009 6:52:21 PM
Syzygy	$25.00	$25.00	11/27/2009 9:34:53 AM
Littlepeng	$25.00	$25.00	11/28/2009 8:31:01 AM
Russh	$25.00	$25.00	11/28/2009 6:36:17 AM
festivecpl	$25.00	$25.00	11/28/2009 11:58:17 AM
Pickmar	$25.00	$25.00	11/28/2009 12:43:37 PM
lskarp	$75.00	$75.00	11/28/2009 5:21:48 PM
point-enforcer	$25.00	$25.00	11/29/2009 8:06:44 AM
outofoffice	$75.00	$75.00	11/28/2009 8:50:00 PM
justice-dna	$50.00	$50.00	11/29/2009 10:15:14 AM
ImaPutz	$25.00	$25.00	11/29/2009 11:52:05 AM
LoanDMC	$25.00	$25.00	11/29/2009 10:49:12 AM
longisland47m	$25.00	$25.00	11/29/2009 3:15:40 PM
prudent-gain7	$50.00	$50.00	11/29/2009 6:35:59 PM
beachbum22	$25.00	$25.00	11/30/2009 6:16:21 AM
drcoop	$25.00	$25.00	11/30/2009 4:11:57 PM
icon7	$25.00	$25.00	11/30/2009 4:59:39 PM
oldman68	$25.00	$25.00	11/30/2009 6:44:38 PM
OldManP	$25.00	$25.00	11/30/2009 7:44:30 PM
MattProsper	$25.00	$25.00	11/30/2009 8:46:12 PM
Easystreet	$25.00	$25.00	11/30/2009 9:29:39 PM
seineil	$100.00	$100.00	12/1/2009 12:04:35 AM
Nasdaq	$25.00	$25.00	12/1/2009 12:31:51 AM
BUCS	$25.00	$25.00	12/1/2009 4:05:28 AM
actl	$25.00	$25.00	12/1/2009 5:56:08 AM
jtoms101	$100.00	$100.00	12/1/2009 6:55:45 AM
jakester00	$25.00	$25.00	12/1/2009 8:27:22 AM
HFSOLUTIONS	$25.00	$25.00	12/1/2009 9:15:54 AM
Dollars4Rent	$25.00	$25.00	12/1/2009 9:43:27 AM
Searlzy	$25.00	$25.00	12/1/2009 11:11:18 AM
crdcteng	$50.00	$50.00	12/1/2009 11:03:25 AM
vulgy	$25.00	$25.00	12/1/2009 11:38:03 AM
bestloanrate	$50.00	$50.00	12/1/2009 11:52:47 AM
andrewgl	$25.15	$25.15	12/1/2009 12:24:27 PM
orbiter614	$100.00	$100.00	12/1/2009 12:46:26 PM
texrob20	$25.00	$25.00	12/1/2009 12:14:19 PM
lendme2	$50.00	$50.00	12/1/2009 12:20:56 PM
ufmikey	$54.72	$54.72	12/1/2009 12:34:26 PM
Vast	$50.00	$50.00	12/1/2009 1:31:12 PM
bill-expert	$200.00	$200.00	12/1/2009 2:40:20 PM
willinvest	$60.39	$60.39	12/1/2009 2:44:24 PM
beuford7	$25.00	$25.00	12/1/2009 2:50:42 PM
power-expert	$25.00	$25.00	12/1/2009 2:57:59 PM
prudent-gain7	$25.00	$25.00	12/1/2009 3:17:39 PM
cassperr	$25.00	$25.00	12/1/2009 3:51:06 PM
wwwUniversal	$25.00	$25.00	12/1/2009 3:32:44 PM
Engineer44	$30.00	$23.75	12/1/2009 3:52:37 PM
HQLender06851	$25.00	$25.00	11/24/2009 4:11:06 PM
CallMeBen	$25.00	$25.00	11/24/2009 4:18:03 PM
jybank	$25.00	$25.00	11/24/2009 4:30:01 PM
cashhelp	$47.97	$47.97	11/24/2009 5:27:47 PM
zento	$25.00	$25.00	11/24/2009 6:02:18 PM
blot44	$25.00	$25.00	11/24/2009 6:19:59 PM
hellasow	$25.00	$25.00	11/25/2009 6:26:13 AM
108lender	$68.10	$68.10	11/25/2009 10:21:12 AM
flwah	$25.00	$25.00	11/25/2009 12:35:32 PM
cashasaurus0	$200.00	$200.00	11/26/2009 6:21:10 AM
ethicalhumanist	$25.00	$25.00	11/26/2009 8:41:52 AM
patriot384	$50.00	$50.00	11/26/2009 8:56:39 AM
FG9YTR	$25.00	$25.00	11/27/2009 11:45:37 AM
independent-investment	$25.00	$25.00	11/27/2009 1:08:31 PM
payontime1	$50.00	$50.00	11/27/2009 4:30:53 PM
lendme2	$49.52	$49.52	11/27/2009 4:57:19 PM
GOPHERBOY	$75.00	$75.00	11/28/2009 10:43:10 AM
newbietony	$30.00	$30.00	11/28/2009 2:34:30 PM
shazaamomight	$25.00	$25.00	11/28/2009 4:03:08 PM
brightest-dignified-penny	$25.00	$25.00	11/28/2009 10:01:45 PM
aurorafinancial	$31.48	$31.48	11/29/2009 7:42:32 AM
newton77	$25.00	$25.00	11/28/2009 10:31:57 PM
drkosh	$25.00	$25.00	11/29/2009 2:45:58 PM
newbietony	$30.00	$30.00	11/29/2009 7:16:22 PM
CAGE-Investments	$50.00	$50.00	11/30/2009 7:26:57 AM
andrewgl	$34.94	$34.94	11/30/2009 11:15:54 AM
market-jam	$100.00	$100.00	11/30/2009 11:31:48 AM
Skeptical-one	$25.00	$25.00	11/30/2009 12:58:27 PM
Logan7	$25.00	$25.00	11/30/2009 4:08:56 PM
bruin558	$50.00	$50.00	11/30/2009 4:08:52 PM
buckyhead2000	$25.00	$25.00	11/30/2009 4:11:15 PM
bsh297	$25.00	$25.00	11/30/2009 5:12:56 PM
the-profit-oracle	$25.00	$25.00	11/30/2009 5:35:01 PM
vutah	$25.00	$25.00	11/30/2009 7:03:35 PM
PotBellyPete	$50.00	$50.00	11/30/2009 7:22:44 PM
SNH	$50.00	$50.00	11/30/2009 8:45:50 PM
TakeCare	$300.00	$300.00	11/30/2009 8:53:52 PM
turbospeed	$25.00	$25.00	12/1/2009 12:20:07 AM
jcw3rd	$25.00	$25.00	12/1/2009 4:59:45 AM
bondo41	$25.00	$25.00	12/1/2009 6:17:17 AM
Nasdaq	$25.00	$25.00	12/1/2009 12:32:10 AM
ussugm	$25.00	$25.00	12/1/2009 7:35:54 AM
lazyeye	$25.00	$25.00	12/1/2009 9:10:40 AM
orbiter614	$300.00	$300.00	12/1/2009 12:03:15 PM
Equity_Investor	$40.00	$40.00	12/1/2009 2:33:24 PM
Thought	$25.00	$25.00	12/1/2009 3:05:18 PM
mbf2234	$42.35	$42.35	12/1/2009 3:46:57 PM
forthright-trade	$25.00	$25.00	12/1/2009 3:48:31 PM
GO4NY23	$25.00	$25.00	12/1/2009 3:51:21 PM
111 bids
Borrower Payment Dependent Notes Series 435212
This series of Notes was issued and sold upon the funding of the borrower loan #39892, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,400.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Nov-25-2009
				Auction end date:	Dec-02-2009

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$139.70
Final lender yield:	25.23%	Final borrower rate/APR:	26.23% / 28.55%	Final monthly payment:	$137.41

Auction yield range:	11.20% - 26.49%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Nov-1992	Debt/Income ratio:	38%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	7 / 7	Employment status:	Retired
Now delinquent:	0	Total credit lines:	19	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$13,743	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	41%
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	tommytoes	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	660-679 (May-2008) 660-679 (Mar-2008) 660-679 (Feb-2008) 640-659 (Jan-2008)
Principal balance:	$2,157.21	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Need Help with Property Taxes
Purpose of loan:
This loan will be used to catch up on delinquent property taxes due to paying our college son's rent when he was out of work over the summer....it allowed him to keep his apartment so he wouldn't have to move out and then search for another during this his senior year of college.

My financial situation:I am retired and collect a pension and Social Security...my wife works full time
I am a good candidate for this loan because?we have had a Prosper loan and were never late with payments and we have every intention of loaning to others when we are able to do so....

Monthly net income: $ 5600 (this includes my wife's monthly income)

Monthly expenses: $ 3819.00
??Housing: $ 1413.77
??Insurance: $630.00 (auto and homeowners combined)
??Car expenses: $311.00 (car payment) our other vehicle is paid for
??Utilities: $ 260 (electric) 100.00(water) 50.00 (sewer) 46.00 (trash)
??Phone, cable, internet: $ 139.00 (cable /internet) 50.00 (landline phone) 120.00 (cells)
??Food, entertainment: $ 200.00 (groceries) we don't really go out or to movies
??Clothing, household expenses $ approx. 50.00
??Credit cards and other loans: $ 70.00 (credit cards) 250.00 (vinyl siding) 130.00 (Prosper)

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

shawnw2	$50.00	$50.00	11/26/2009 1:11:58 PM
peaceful-farmer	$25.00	$25.00	11/27/2009 7:27:53 AM
prudent-gain7	$25.00	$25.00	11/27/2009 5:56:32 PM
festivecpl	$25.00	$25.00	11/28/2009 11:55:04 AM
b094	$25.00	$25.00	11/28/2009 10:49:41 AM
CatbirdBanking	$25.00	$25.00	11/28/2009 12:34:43 PM
forthright-dedication	$25.00	$25.00	11/28/2009 3:34:34 PM
the-profit-oracle	$25.00	$25.00	11/29/2009 4:31:27 PM
burgeoning-silver	$25.00	$25.00	11/29/2009 6:18:51 PM
mchoreography	$100.00	$100.00	11/30/2009 10:48:47 AM
hardworking-treasure	$25.00	$25.00	11/30/2009 5:26:49 PM
return-grizzly	$106.07	$106.07	11/30/2009 9:01:05 PM
RobinHood	$50.00	$50.00	12/1/2009 8:50:12 AM
UCLA4life	$25.00	$25.00	12/1/2009 11:13:39 AM
muzik23	$50.00	$50.00	12/1/2009 3:25:41 PM
thelendingcorporation	$25.00	$25.00	12/1/2009 3:37:54 PM
impala6464	$100.00	$100.00	12/1/2009 5:35:14 PM
Cashlender1992	$30.90	$30.90	12/1/2009 7:00:54 PM
momoney2lend	$25.00	$25.00	12/1/2009 5:57:19 PM
MrRooster101	$50.00	$50.00	12/1/2009 6:30:53 PM
Techne_Funds_LLC	$25.00	$25.00	12/1/2009 7:07:34 PM
lender12345	$25.00	$25.00	12/1/2009 8:07:07 PM
bshunley	$116.19	$116.19	12/1/2009 8:35:54 PM
Bob450	$25.00	$25.00	12/1/2009 10:27:30 PM
p2p-gala	$25.00	$25.00	12/1/2009 10:01:33 PM
payout-magician	$50.00	$50.00	12/1/2009 9:18:25 PM
three-for-6	$44.00	$44.00	12/1/2009 9:36:12 PM
TakeCare	$50.00	$50.00	12/1/2009 9:45:30 PM
EliteCapital	$30.00	$30.00	12/2/2009 7:25:41 AM
Peterman	$50.00	$50.00	12/2/2009 7:33:52 AM
EEasyMoney	$25.00	$25.00	12/2/2009 8:03:45 AM
PotBellyPete	$50.00	$50.00	12/2/2009 8:16:17 AM
Scubadiver	$25.00	$25.00	12/2/2009 7:03:09 AM
draggon77	$25.00	$25.00	12/2/2009 8:49:11 AM
beach_bum	$25.00	$25.00	12/2/2009 5:55:30 AM
credit-missile	$100.00	$100.00	12/2/2009 7:07:14 AM
just-trade0	$36.00	$36.00	12/2/2009 9:28:49 AM
bondhedger	$25.00	$25.00	12/2/2009 9:59:30 AM
nickel-pipeline	$30.00	$30.00	12/2/2009 1:48:47 PM
blue-silver-ruler	$25.00	$25.00	12/2/2009 1:49:22 PM
jhouman	$25.00	$25.00	11/25/2009 2:18:33 PM
flyboy42	$50.00	$50.00	11/25/2009 2:28:45 PM
KrisKringle	$50.00	$50.00	11/25/2009 5:12:39 PM
loyalist1	$25.00	$25.00	11/27/2009 12:30:55 PM
enriched-truth	$28.86	$28.86	11/27/2009 3:39:40 PM
CarlosCespedes	$25.02	$25.02	11/27/2009 4:57:22 PM
best-commanding-funds	$25.00	$25.00	11/27/2009 5:17:12 PM
fizicks06	$25.00	$25.00	11/28/2009 5:18:47 PM
newbietony	$40.00	$40.00	11/28/2009 2:36:04 PM
leverage-hawk	$25.00	$25.00	11/28/2009 7:42:03 PM
unger	$100.00	$100.00	11/29/2009 3:56:47 AM
leverage-hawk	$25.00	$25.00	11/28/2009 7:41:44 PM
People-for-people	$50.00	$50.00	11/29/2009 9:57:16 PM
doubledb	$44.00	$44.00	11/30/2009 10:26:08 AM
pksfunds	$100.00	$100.00	12/1/2009 9:54:52 AM
momentous-transaction8	$75.00	$75.00	12/1/2009 10:54:18 AM
shawnw2	$100.00	$100.00	12/1/2009 1:44:53 PM
brutusbone	$50.00	$50.00	12/1/2009 4:04:04 PM
Elevate2012	$35.00	$35.00	12/1/2009 4:27:14 PM
Crystalprop	$25.00	$25.00	12/1/2009 4:36:33 PM
SAR-2	$85.19	$85.19	12/1/2009 4:40:29 PM
daekpon	$25.00	$25.00	12/1/2009 5:14:08 PM
enriched-truth	$45.50	$45.50	12/1/2009 4:46:36 PM
enriched-truth	$25.00	$25.00	12/1/2009 4:48:11 PM
Loanstou	$75.00	$75.00	12/1/2009 8:20:27 PM
ddoneday	$25.00	$25.00	12/2/2009 3:25:52 AM
bestloanrate	$25.00	$25.00	12/2/2009 6:58:11 AM
grnii78	$208.68	$208.68	12/2/2009 9:35:42 AM
Kash2010lu	$25.00	$25.00	12/2/2009 7:33:10 AM
justice-dna	$40.00	$40.00	12/2/2009 11:58:12 AM
icecoldcash	$100.00	$100.00	12/2/2009 12:04:05 PM
b-rent	$25.00	$25.00	12/2/2009 12:23:24 PM
credit-missile	$50.00	$50.00	12/2/2009 1:41:11 PM
SkipperScott	$26.35	$26.35	12/2/2009 12:48:45 PM
Engineer44	$39.00	$28.24	12/2/2009 1:51:45 PM
worth-arch	$25.00	$25.00	12/2/2009 1:52:17 PM
76 bids
Borrower Payment Dependent Notes Series 435454
This series of Notes was issued and sold upon the funding of the borrower loan #39912, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$69.33
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 12.11%	Final monthly payment:	$64.53

Auction yield range:	4.20% - 14.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1983	Debt/Income ratio:	21%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$11,872	Occupation:	Student - College S...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	30%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	bazaar-thunder	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Settling Cosigned Debt
Purpose of loan:
This loan will be used to pay off a collection agency for an auto-loan I cosigned for my ex-boyfriend 4 years ago.? He defaulted on the loan earlier this year.? The debt was at $13,000, but I settled the debt for $5,200.? I need another $2,000 to reach the $5,200 to avoid the risk of being taken to court and the settlement falling through.? This will allow me to have cushion for rent and expenses.

My financial situation:
I am a good candidate for this loan because I am currently in my final years as a nursing student, set to graduate in June 2010.? At this point in time, I have a steady part-time job at Costco Wholesale as a Pharmacy Assistant.? As a result of this unfortunate financial situation, I have increased my work hours.? After taxes, I will be making approximately $1,500/month.?

Monthy Financial Expenses:
Rent - $925.00Utilities - $110Phone, Cable, Internet - $120Credit Cards - $75Since I am still currently in school, my parents are gracious enough to pay for tuition, gas, food, and car insurance.?

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

aurorafinancial	$50.00	$50.00	11/30/2009 11:08:59 AM
market-jam	$100.00	$100.00	11/30/2009 11:32:14 AM
GeoLender	$50.00	$43.64	11/30/2009 5:58:24 PM
bondhedger	$25.00	$25.00	11/30/2009 11:22:26 PM
Hawkeyebank	$25.00	$25.00	12/1/2009 11:21:40 AM
rce1964	$25.00	$25.00	12/2/2009 1:44:47 PM
buckyhead2000	$25.00	$25.00	12/2/2009 2:28:59 PM
Syzygy	$25.00	$25.00	12/2/2009 4:06:48 PM
randsenterprise	$25.00	$25.00	12/2/2009 8:53:53 PM
TakeCare	$100.00	$100.00	12/2/2009 9:29:19 PM
rangersquire	$25.00	$25.00	12/3/2009 8:08:58 AM
JaceSpade	$25.00	$25.00	12/3/2009 9:31:53 PM
oldman68	$25.00	$25.00	12/3/2009 10:40:40 PM
Richmp412	$25.00	$25.00	12/4/2009 8:20:35 AM
libraryfrenzy	$25.00	$25.00	12/4/2009 10:20:26 AM
JerryB96	$25.00	$25.00	12/5/2009 8:08:35 AM
rockhound84	$25.00	$25.00	12/5/2009 8:14:49 AM
drkosh	$25.00	$25.00	12/5/2009 3:20:47 PM
JDLanier	$25.00	$25.00	12/5/2009 10:09:40 PM
methodical-loot	$25.00	$25.00	12/6/2009 12:00:27 AM
vwman	$25.00	$25.00	12/6/2009 11:12:44 AM
dontscrewmeover1	$25.00	$25.00	12/6/2009 5:19:07 PM
cash-widget	$25.00	$25.00	12/6/2009 2:40:21 PM
lonix	$25.00	$25.00	12/6/2009 6:43:59 PM
jybank	$25.00	$25.00	12/6/2009 8:55:14 PM
generous-deal6	$25.00	$25.00	12/7/2009 6:32:22 AM
icon7	$25.00	$25.00	12/7/2009 6:54:24 AM
ryan6853	$25.00	$25.00	12/7/2009 8:05:36 AM
bondo41	$25.00	$25.00	12/7/2009 5:57:18 AM
jtn4148	$50.00	$50.00	12/7/2009 8:43:24 AM
GyJAV_BNCCo	$25.00	$25.00	12/7/2009 7:39:30 AM
honorable-yield	$75.00	$75.00	12/7/2009 7:21:41 AM
nav1elt	$25.12	$25.12	12/7/2009 8:24:05 AM
AF-Chief	$35.00	$35.00	12/7/2009 8:36:08 AM
kermitdafrog	$25.00	$25.00	12/7/2009 8:44:51 AM
Rider	$25.00	$25.00	12/7/2009 9:24:52 AM
wwwUniversal	$25.00	$25.00	11/30/2009 11:17:32 AM
springpanda	$25.00	$25.00	11/30/2009 3:09:31 PM
Troutfinder	$25.00	$25.00	12/2/2009 11:18:46 AM
SeaLoans	$25.00	$25.00	12/2/2009 1:45:34 PM
heerzaquestion	$25.00	$25.00	12/2/2009 2:10:34 PM
surferracerskaterboy	$50.00	$50.00	12/2/2009 3:32:42 PM
gustavholstopus32	$25.00	$25.00	12/2/2009 4:45:21 PM
grasscutter	$50.00	$50.00	12/3/2009 7:11:53 AM
rmachi	$25.00	$25.00	12/3/2009 1:49:57 PM
Cherrypicker	$40.00	$40.00	12/3/2009 2:57:17 PM
zento	$25.00	$25.00	12/3/2009 10:21:33 PM
worth-revelry	$25.00	$25.00	12/4/2009 10:30:40 AM
SpotLending	$50.00	$50.00	12/4/2009 2:45:19 PM
HealthAndSafety	$50.00	$50.00	12/5/2009 4:30:18 PM
killdare	$25.00	$25.00	12/6/2009 8:16:25 AM
stammyc3	$31.24	$31.24	12/6/2009 11:19:13 AM
dav1d	$25.00	$25.00	12/6/2009 12:05:53 PM
orange-pound-party	$25.00	$25.00	12/6/2009 4:49:52 PM
big_oaks	$50.00	$50.00	12/6/2009 10:03:51 PM
sorace	$50.00	$50.00	12/7/2009 5:43:43 AM
elegant-bonus	$25.00	$25.00	12/7/2009 6:45:27 AM
elvisloans	$50.00	$50.00	12/7/2009 7:58:03 AM
PotBellyPete	$50.00	$50.00	12/7/2009 8:44:04 AM
Astyanax	$25.00	$25.00	12/7/2009 8:56:03 AM
60 bids
Borrower Payment Dependent Notes Series 435480
This series of Notes was issued and sold upon the funding of the borrower loan #39915, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	20.17%	Starting borrower rate/APR:	21.17% / 23.42%	Starting monthly payment:	$75.52
Final lender yield:	14.80%	Final borrower rate/APR:	15.80% / 17.98%	Final monthly payment:	$70.12

Auction yield range:	8.20% - 20.17%	Estimated loss impact:	6.83%
Lender servicing fee:	1.00%	Estimated return:	7.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1989	Debt/Income ratio:	25%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	37y 2m
Amount delinquent:	$0	Revolving credit balance:	$83,709	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Gfritz362	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	22 ( 100% )	680-699 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	640-659 (Jun-2008) 680-699 (Jan-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	22
Description
Quick Christmas Help
Purpose of loan:
This loan will be used to pay a temporary shortfall with Christmas coming. My end of December 09 check will cover it.
My financial situation:
I am a good candidate for this loan because I have never missed a prosper payment or any other payment.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Dollars4Rent	$25.00	$25.00	12/3/2009 9:34:31 AM
smart-gold	$25.00	$25.00	12/3/2009 5:38:37 PM
icecoldcash	$50.00	$50.00	12/3/2009 8:23:39 PM
building_community	$25.00	$25.00	12/4/2009 8:12:21 AM
Feyenoord	$25.00	$25.00	12/4/2009 4:45:49 PM
MattProsper	$100.00	$100.00	12/5/2009 12:23:14 PM
Nasdaq	$25.00	$25.00	12/6/2009 3:20:00 PM
andrewgl	$70.76	$70.76	12/6/2009 4:18:08 PM
guardian3	$30.00	$30.00	12/6/2009 4:44:54 PM
icon7	$25.00	$25.00	12/7/2009 6:58:51 AM
nickel-pipeline	$33.00	$33.00	12/7/2009 4:00:58 AM
MoneyForNothing	$25.00	$25.00	12/7/2009 7:18:32 AM
fireferd	$150.00	$150.00	12/7/2009 8:26:48 AM
zento	$25.00	$25.00	12/7/2009 7:54:27 AM
porwestco	$25.00	$25.00	12/7/2009 8:38:04 AM
Aberdeen	$300.00	$300.00	11/30/2009 4:14:24 PM
dudebrah	$25.00	$25.00	12/2/2009 2:58:53 PM
Personal-Bond	$50.00	$50.00	12/2/2009 4:48:14 PM
Syzygy	$25.00	$25.00	12/3/2009 3:19:05 PM
gilbrear	$25.00	$25.00	12/3/2009 5:08:01 PM
Ambassador	$50.00	$50.00	12/4/2009 5:04:09 AM
rmpedi33	$150.00	$150.00	12/5/2009 8:03:55 AM
justice-hawk	$100.00	$100.00	12/6/2009 8:29:18 PM
lender12345	$25.00	$25.00	12/6/2009 7:43:40 PM
hptcrabbers	$25.00	$25.00	12/6/2009 8:56:37 PM
TakeCare	$100.00	$100.00	12/6/2009 8:32:23 PM
newbietony	$35.00	$35.00	12/7/2009 3:34:50 AM
TakeCare	$150.00	$150.00	12/7/2009 8:31:22 AM
goodhearted-basis4	$25.00	$25.00	12/7/2009 9:16:15 AM
exciting-fairness	$100.00	$100.00	12/7/2009 9:25:17 AM
exciting-fairness	$200.00	$29.09	12/7/2009 8:26:27 AM
generous-deal6	$30.00	$30.00	12/7/2009 8:31:42 AM
bunnybear	$42.15	$42.15	12/7/2009 8:55:39 AM
credit-coach118	$25.00	$25.00	12/7/2009 9:05:54 AM
kinetic-social	$30.00	$30.00	12/7/2009 9:09:52 AM
35 bids
Borrower Payment Dependent Notes Series 435504
This series of Notes was issued and sold upon the funding of the borrower loan #39842, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,750.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	20.17%	Starting borrower rate/APR:	21.17% / 23.42%	Starting monthly payment:	$66.08
Final lender yield:	16.15%	Final borrower rate/APR:	17.15% / 19.35%	Final monthly payment:	$62.52

Auction yield range:	8.20% - 20.17%	Estimated loss impact:	6.87%
Lender servicing fee:	1.00%	Estimated return:	9.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2004	Debt/Income ratio:	24%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	14 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$8,752	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	purposeful-market	Borrower's state:	Nebraska	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
I am going to use the money attained from this loan to pay down two of my credit cards which currently have a promotional period, 0% interest rate on them.? Both cards will be bumped up to 27% at the end of the year and I?d really like to have them paid off before then.My financial situation:
I'm a recent college graduate with minimal student loans and other debt.? Since graduating from college I have attained a great job in a very stable field at a university in Nebraska.? Being as I just got hired on roughly 5 months ago I am still making the minimum amount for my position of $24000.? Raises are given every six months and I am expecting to be making $30,000+ when I receive mine.??In addition,?I have never had any financial problems such as delinquencies and have always made wise financial decisions.?? I own my vehicle and share rent and other housing expenses with my soon to be fianc?!??

In short, Instead of paying that 27% interest to the Credit Card companies, I?d rather make you money by paying that interest to you. It?s a win win situation.Thanks for the consideration,?Safe Bet???

Monthly net income: $1750 ??? ???

Monthly expenses: $?1000
??Housing: $ 380
??Insurance: Employee paid
??Car expenses: $?Paid?cash??
??Utilities: $ 50
??Phone, cable, internet: $ 60
??Food, entertainment: $?100
??Clothing, household expenses $?50
??Credit cards and other loans: $?180
??Other expenses: $ 180 Student loans
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BankofBeth	$25.00	$25.00	12/2/2009 8:23:20 PM
CashBank	$25.00	$25.00	12/2/2009 9:38:19 PM
ONECENTATATIME	$25.00	$25.00	12/3/2009 2:25:17 PM
jgar_O	$25.00	$25.00	12/3/2009 5:30:02 PM
a-finance-nirvana	$150.00	$150.00	12/4/2009 3:33:45 AM
srthsvghdthtr	$25.00	$25.00	12/4/2009 2:46:30 PM
stuy1998	$30.00	$30.00	12/4/2009 4:47:27 PM
credit-coach118	$25.00	$25.00	12/5/2009 8:26:20 AM
Damostuff	$25.00	$25.00	12/5/2009 9:37:59 AM
MikeSeattle	$30.00	$30.00	12/5/2009 1:27:52 PM
aztec	$50.00	$50.00	12/6/2009 10:14:25 AM
ilikeboats	$75.00	$75.00	12/6/2009 5:41:10 PM
Flacap	$40.00	$40.00	12/6/2009 7:50:11 PM
ryan6853	$25.00	$25.00	12/6/2009 9:45:29 PM
fatboy888	$25.00	$25.00	12/7/2009 6:24:48 AM
Kyileo	$50.00	$50.00	12/7/2009 8:53:08 AM
Astyanax	$25.00	$25.00	12/7/2009 9:00:37 AM
healthy-diversification	$25.00	$25.00	12/3/2009 4:16:06 PM
zento	$25.00	$25.00	12/3/2009 10:02:26 PM
engbusres	$26.00	$26.00	12/3/2009 9:11:47 PM
Sol_Invictus	$25.00	$25.00	12/4/2009 4:41:33 AM
ronin4sale	$25.00	$25.00	12/4/2009 5:45:26 AM
building_community	$25.00	$25.00	12/4/2009 8:12:39 AM
Occhy	$25.00	$25.00	12/4/2009 8:32:32 AM
vine99	$75.00	$75.00	12/4/2009 12:05:07 PM
FundMaker	$25.00	$25.00	12/4/2009 2:41:22 PM
Syzygy	$25.00	$25.00	12/4/2009 3:16:47 PM
Feyenoord	$25.00	$25.00	12/4/2009 5:16:25 PM
durability-colonel	$50.00	$50.00	12/4/2009 6:12:37 PM
Techne_Funds_LLC	$25.00	$25.00	12/5/2009 7:28:15 PM
BuzzyBee336	$25.00	$25.00	12/6/2009 12:01:24 AM
johnpmid	$25.00	$25.00	12/6/2009 1:48:47 PM
p2p-journey	$38.06	$38.06	12/6/2009 1:05:45 PM
Frugal	$25.00	$25.00	12/6/2009 3:55:06 PM
cash2lendu	$50.00	$50.00	12/6/2009 8:25:18 PM
jybank	$25.00	$25.00	12/6/2009 8:47:53 PM
lender12345	$25.00	$25.00	12/6/2009 7:44:22 PM
TakeCare	$50.00	$50.00	12/6/2009 8:33:14 PM
squarebob	$50.00	$50.00	12/7/2009 7:06:58 AM
elvisloans	$25.00	$25.00	12/7/2009 7:55:23 AM
friendinmoney	$50.00	$10.94	12/7/2009 9:13:16 AM
GyJAV_BNCCo	$25.00	$25.00	12/7/2009 7:51:53 AM
The_Birnetts	$100.00	$100.00	12/7/2009 7:47:04 AM
kinetic-social	$25.00	$25.00	12/7/2009 9:25:34 AM
Bob450	$25.00	$25.00	12/7/2009 8:15:22 AM
mckhbnpc	$25.00	$25.00	12/7/2009 8:18:30 AM
brainy-dedication	$25.00	$25.00	12/7/2009 8:39:15 AM
PotBellyPete	$50.00	$50.00	12/7/2009 8:47:39 AM
LAKETIME	$25.00	$25.00	12/7/2009 9:15:28 AM
RecoveryLender	$25.00	$25.00	12/7/2009 9:24:20 AM
50 bids
Borrower Payment Dependent Notes Series 435694
This series of Notes was issued and sold upon the funding of the borrower loan #39904, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	30.34%	Starting borrower rate/APR:	31.34% / 33.74%	Starting monthly payment:	$215.94
Final lender yield:	30.34%	Final borrower rate/APR:	31.34% / 33.74%	Final monthly payment:	$215.94

Auction yield range:	11.20% - 30.34%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Aug-1997	Debt/Income ratio:	27%
Credit score:	720-739 (Nov-2009)	Current / open credit lines:	16 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$9,585	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	37%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	rjvi45	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 96% )	720-739 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	1 ( 4% )	720-739 (Oct-2009) 720-739 (Sep-2009) 700-719 (Aug-2009) 640-659 (Nov-2007)
Principal balance:	$2,059.96	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
DENTAL WORK
Purpose of loan:
This loan will be used to? GET DENTAL WORK DONE, THAT I HAVE PUT OFF FOR YEARS, I HAVE 3 DAUGHTERS AND HAVE SPENT OVER 20,000 OVER THE YEARS GETTING BRACES AND SO FORTH, FOR THEM.? THATS WHY I NEED SO MUCH WORK DONE, ALWAYS PUTTING MINE OFF SO THE KIDS COULD HAVE NICE TEETH,? IF YOU HAVE KIDS IM SURE YOU UNDERSTAND WHAT IM SAYING. IM AT THE POINT NOW TO WHERE THERES NO PUTTING IT OFF, IF YOU COULD HELP I WILL ASSURE YOU YOUR LOAN IS SAFE.? THE REST IS UP TO YOU!???????????????THANK YOU FOR? YOUR HELP.

My financial situation:
I am a good candidate for this loan because? I HAVE A SECURE JOB , I PAY MY BILLS ON TIME ALL THE TIME. I AM A CREDIT NUT, I MONITOR MY CREDIT 3 TIMES A WEEK . MY CREDIT SCORE IS NOW A 740.? I HATE GOING TO BANKS , I LOVE THE CONVIENCE OF THIS SERVICE. THANK YOU
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain the public records shown in your credit profile. thanks - reflective-rupee
A: HAD TO FILE BANKO BACK IN 2002 WHILE GOING THROUGH DIVORCE. AS YOU CAN SEE I HAVE RECOVED VERY WELL. I NOT SURE WHILE PROSPER IS RATING ME SO LOW/ I HAVE NEVER MISSED A PAYMENT. AND AM ALWAYS ON TOP OF MY CREDIT AS YOU CAN SEE. THANKS FOR YOU QUESTION, IF YOU HAVE ANY MOORE, DON'T HESITATE TO ASK (Dec-02-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ekmendenhall	$25.00	$25.00	11/30/2009 10:45:44 AM
efficient-principal	$25.00	$25.00	11/30/2009 10:57:11 AM
reflective-rupee	$25.00	$25.00	11/30/2009 2:57:40 PM
prudent-gain7	$25.00	$25.00	11/30/2009 4:09:06 PM
Bob450	$25.00	$25.00	11/30/2009 9:47:25 PM
reflective-rupee	$25.00	$25.00	12/1/2009 2:14:52 PM
reflective-rupee	$25.00	$25.00	12/1/2009 2:15:06 PM
reflective-rupee	$25.00	$25.00	12/1/2009 2:15:23 PM
impala6464	$100.00	$100.00	12/1/2009 5:55:32 PM
reflective-rupee	$200.00	$73.75	12/1/2009 8:54:54 PM
shawnw2	$40.25	$40.25	12/2/2009 9:45:03 AM
supreme-hope	$25.00	$25.00	12/3/2009 1:51:10 AM
balance-warrior	$25.00	$25.00	12/3/2009 8:19:17 AM
loyalist1	$25.00	$25.00	12/4/2009 12:01:40 PM
shrewd-income	$50.00	$50.00	12/4/2009 11:53:19 PM
nickel-pipeline	$25.00	$25.00	12/5/2009 8:06:34 AM
psalms6612	$25.00	$25.00	12/5/2009 11:05:42 AM
loss-of-control	$25.00	$25.00	12/5/2009 11:51:40 AM
371millwood	$200.00	$200.00	12/5/2009 12:14:19 PM
momentous-transaction8	$100.00	$100.00	12/5/2009 1:13:41 PM
SeaSkyGuy71	$25.00	$25.00	12/5/2009 3:37:51 PM
yassel	$50.00	$50.00	12/5/2009 7:52:28 PM
grepzilla	$25.00	$25.00	12/6/2009 9:27:11 AM
icecoldcash	$50.00	$50.00	12/6/2009 8:24:20 AM
rtree1	$25.00	$25.00	12/6/2009 8:42:38 AM
Evolver	$25.00	$25.00	12/6/2009 11:23:20 AM
the-profit-oracle	$25.00	$25.00	12/6/2009 4:18:17 PM
vest_vortex	$25.00	$25.00	12/6/2009 3:25:58 PM
cash2lendu	$50.00	$50.00	12/6/2009 8:46:48 PM
SeeksValue	$25.00	$25.00	12/7/2009 12:56:09 AM
113121	$400.00	$400.00	12/7/2009 7:15:24 AM
Rip128	$100.00	$100.00	12/7/2009 6:27:48 AM
icon7	$25.00	$25.00	12/7/2009 7:17:46 AM
113121	$500.00	$500.00	12/7/2009 7:20:38 AM
quickstep	$150.00	$150.00	12/7/2009 7:32:14 AM
Bob450	$25.00	$25.00	12/7/2009 8:20:23 AM
Pu239	$50.00	$50.00	12/7/2009 8:14:33 AM
just-trade0	$36.00	$36.00	12/7/2009 8:57:19 AM
prudent-gain7	$25.00	$25.00	12/7/2009 9:16:46 AM
RecoveryLender	$25.00	$25.00	12/7/2009 9:23:33 AM
flexible-economy2	$150.00	$150.00	11/30/2009 10:46:13 AM
reflective-rupee	$25.00	$25.00	11/30/2009 3:37:16 PM
Defuser	$50.00	$50.00	12/1/2009 2:07:18 PM
reflective-rupee	$100.00	$100.00	12/1/2009 2:15:36 PM
reflective-rupee	$25.00	$25.00	12/1/2009 2:14:38 PM
Thought	$50.00	$50.00	12/1/2009 2:52:52 PM
reflective-rupee	$100.00	$100.00	12/1/2009 8:54:36 PM
newbietony	$50.00	$50.00	12/2/2009 3:22:22 PM
loyalist1	$25.00	$25.00	12/3/2009 7:34:40 AM
honorable-yield	$50.00	$50.00	12/3/2009 7:11:14 AM
mercuriant	$25.00	$25.00	12/3/2009 9:40:04 AM
currency-bumblebee	$25.00	$25.00	12/3/2009 10:50:47 AM
professional-finance	$25.00	$25.00	12/3/2009 2:28:12 PM
CA_Lender	$25.00	$25.00	12/4/2009 4:14:48 PM
SolarMoonshine	$50.00	$50.00	12/4/2009 6:11:30 PM
ahalyaa	$60.00	$60.00	12/5/2009 4:23:39 AM
brother_tam	$100.00	$100.00	12/5/2009 7:32:45 AM
OrdiNance	$200.00	$200.00	12/5/2009 10:27:35 AM
mt3209	$25.00	$25.00	12/5/2009 10:34:36 AM
loss-of-control	$25.00	$25.00	12/5/2009 11:52:05 AM
vine99	$40.00	$40.00	12/5/2009 3:46:15 PM
Sand_Dollars	$200.00	$200.00	12/5/2009 3:37:20 PM
icecoldcash	$50.00	$50.00	12/5/2009 10:20:12 PM
trevize	$25.00	$25.00	12/5/2009 10:22:09 PM
icecoldcash	$50.00	$50.00	12/5/2009 10:19:45 PM
icecoldcash	$50.00	$50.00	12/6/2009 8:24:03 AM
penny-surgeon	$25.00	$25.00	12/6/2009 8:28:18 AM
icecoldcash	$100.00	$100.00	12/6/2009 8:25:14 AM
EEasyMoney	$25.00	$25.00	12/6/2009 8:49:57 AM
buffalobills	$25.00	$25.00	12/6/2009 11:22:28 AM
Gobsek	$25.00	$25.00	12/6/2009 11:23:56 AM
Speculator	$25.00	$25.00	12/6/2009 1:21:52 PM
TakeCare	$200.00	$200.00	12/6/2009 9:00:19 PM
Kash2010lu	$25.00	$25.00	12/6/2009 9:38:34 PM
sparkling-contract7	$25.00	$25.00	12/7/2009 6:04:27 AM
113121	$100.00	$100.00	12/7/2009 7:14:19 AM
113121	$75.00	$75.00	12/7/2009 7:13:16 AM
113121	$50.00	$50.00	12/7/2009 7:14:47 AM
Nasdaq	$25.00	$25.00	12/7/2009 9:18:08 AM
branaa99	$25.00	$25.00	12/7/2009 9:23:34 AM
Skeptical-one	$75.00	$75.00	12/7/2009 8:10:00 AM
81 bids
Borrower Payment Dependent Notes Series 435760
This series of Notes was issued and sold upon the funding of the borrower loan #39901, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$13,600.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$540.73
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 27.31%	Final monthly payment:	$540.73

Auction yield range:	6.20% - 24.00%	Estimated loss impact:	5.43%
Lender servicing fee:	1.00%	Estimated return:	18.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1997	Debt/Income ratio:	50%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	53	Length of status:	5y 9m
Amount delinquent:	$0	Revolving credit balance:	$28,973	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	unrivaled-generosity	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
Consolidate three high interest credit cards 1 Chase-Balance of $1278.30/interest rate 15.24%, 1 card balance of $4370.06/Interest rate 15.24%, 1 card-balance of $7447.27/interest rate of 11.99%--FOR A TOTAL OF $13,095. making budget more affordable-cutting overall interest paid-changing interest from revolving to FIXED, which is better in every regard and being rid of these three cards and their total minimum payments of $311/month. I asked for $13,600 so I would have enough to pay all three of these cards off after the closing fee. If you have any questions or need any further details, please ask.

My financial situation:
My credit rating speaks for itself, all debts paid on time, everytime-Want to better debt to income ratio by reducing revolving debt. Bills paid first, then entertainment. It is evident our priorities are in line, just trying to take care of past debts incurred at a time in my life where I wasn't so responsible. However, I have never been?late on what was due.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please list the balances of each of your debts (other than those listed in your description and including mortgage or HELOC) and please indicate the current value of your home. Please answer publicly. thanks - reflective-rupee
A: First Mortgage-$107,500 Balance Second Mortgage-$25,000 Balance HOME VALUED AT $138,000 Student Loans (Nelnet)-$14,500 CitiCard--$8,000 Bank of America Card-$14,250 National City Card--$7,447 CitiFlex--$6,500 Car Loan--$20,000 (Nov-30-2009)
Q: What are your monthly expenses and net monthly income? - Trakissta
A: NET MONTHLY INCOME--$4750.00 MONTHLY EXPENSES--$3100.00 (Nov-30-2009)
Q: what's the nature of your job and is it stable? do you have a working spouse to help out also? thanks - shrewd-income
A: I have worked for the same company in finance for almost six years. It is stable as far as stable goes in this type of an economy. My wife has also worked at the same job for 3 1/2 years. (Dec-02-2009)
Q: does the monthly income include your spouse? please provide as much info as possible, obviously it attracts more lenders and helps you out when you're as open as possible. - shrewd-income
A: My spouse's income is not included whatsoever in my listing--she has worked at the same place for 3 1/2 years. (Dec-02-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

booOST	$50.00	$50.00	11/30/2009 9:34:51 AM
rate-mogul	$25.00	$25.00	11/30/2009 10:37:26 AM
sociallender	$25.00	$25.00	11/30/2009 10:55:40 AM
CallMeBen	$25.00	$25.00	11/30/2009 11:01:55 AM
GlowHost	$25.00	$25.00	11/30/2009 10:59:41 AM
five-star-note	$35.00	$35.00	11/30/2009 11:11:13 AM
KMSB	$25.00	$25.00	11/30/2009 11:11:03 AM
professional-finance	$25.00	$25.00	11/30/2009 3:22:48 PM
reflective-rupee	$25.00	$25.00	11/30/2009 3:47:32 PM
reflective-rupee	$50.00	$50.00	11/30/2009 4:14:08 PM
reflective-rupee	$50.00	$50.00	11/30/2009 7:30:12 PM
reflective-rupee	$50.00	$50.00	11/30/2009 7:32:01 PM
reflective-rupee	$50.00	$50.00	11/30/2009 7:32:37 PM
booOST	$92.55	$92.55	11/30/2009 7:25:41 PM
reflective-rupee	$100.00	$100.00	11/30/2009 7:30:56 PM
SFBank	$200.00	$200.00	11/30/2009 7:32:12 PM
OldManP	$25.00	$25.00	11/30/2009 7:42:04 PM
Bob450	$50.00	$50.00	11/30/2009 9:25:55 PM
arampata	$50.00	$50.00	12/1/2009 4:26:55 AM
reflective-rupee	$500.00	$500.00	12/1/2009 5:14:30 AM
reflective-rupee	$275.00	$275.00	12/1/2009 5:15:01 AM
Dazz2061	$25.00	$25.00	12/1/2009 10:16:07 AM
kginatl	$25.00	$25.00	12/1/2009 12:28:11 PM
m4ng0	$50.43	$50.43	12/1/2009 12:31:42 PM
revenue-appraiser	$100.00	$100.00	12/1/2009 1:49:45 PM
OSERENKUKU	$25.00	$25.00	12/1/2009 4:48:05 PM
alaskakid	$28.00	$28.00	12/1/2009 5:48:22 PM
reflective-rupee	$300.00	$300.00	12/1/2009 9:27:25 PM
Defuser	$50.00	$50.00	12/2/2009 4:45:25 AM
agile-loan0	$25.00	$25.00	12/2/2009 11:10:13 AM
tnjohnso	$25.00	$25.00	12/2/2009 11:43:33 AM
Velocity_Lenders	$69.00	$69.00	12/2/2009 11:45:33 AM
forthright-dedication	$25.00	$25.00	12/2/2009 1:59:03 PM
booOST	$100.00	$100.00	12/2/2009 2:41:00 PM
GOPHERBOY	$100.00	$100.00	12/2/2009 5:39:23 PM
loss-of-control	$50.00	$50.00	12/2/2009 5:59:46 PM
loss-of-control	$50.00	$50.00	12/2/2009 6:01:17 PM
HarryRoberts	$100.00	$100.00	12/3/2009 4:02:45 AM
inforapenny	$25.00	$25.00	12/3/2009 6:46:10 AM
well-mannered-income3	$60.00	$60.00	12/3/2009 7:35:13 AM
GyJAV_BNCCo	$25.00	$25.00	12/3/2009 10:19:35 AM
exciting-fairness	$200.00	$200.00	12/3/2009 10:52:33 AM
Watersports	$120.00	$120.00	12/3/2009 11:11:11 AM
ihelpunow	$50.00	$50.00	12/3/2009 10:25:57 AM
wishgirl76	$63.50	$63.50	12/3/2009 10:33:07 AM
Yin	$25.00	$25.00	12/3/2009 11:21:01 AM
tyson789	$79.18	$79.18	12/3/2009 4:54:05 PM
ONECENTATATIME	$25.00	$25.00	12/3/2009 5:38:50 PM
Ven58	$25.00	$25.00	12/3/2009 8:17:45 PM
Imaginos1892	$200.00	$200.00	12/3/2009 7:04:31 PM
reflective-rupee	$500.00	$500.00	12/3/2009 7:50:44 PM
icecoldcash	$100.00	$100.00	12/3/2009 8:24:32 PM
dinero-elevator	$50.00	$50.00	12/4/2009 6:01:14 AM
Peterman	$50.00	$50.00	12/4/2009 9:02:35 AM
theaterguy	$25.00	$25.00	12/4/2009 10:04:58 AM
reflective-rupee	$150.00	$150.00	12/4/2009 10:21:39 AM
credit-coach118	$35.00	$35.00	12/4/2009 12:16:45 PM
vine99	$75.00	$75.00	12/4/2009 11:58:36 AM
funtwosay	$25.00	$25.00	12/4/2009 12:33:37 PM
UBOtto186	$25.00	$25.00	12/4/2009 2:35:35 PM
371millwood	$200.00	$200.00	12/4/2009 9:41:26 PM
booOST	$52.43	$52.43	12/4/2009 10:17:37 PM
oldman68	$25.00	$25.00	12/4/2009 11:55:49 PM
nickel-pipeline	$33.00	$33.00	12/5/2009 8:30:58 AM
nilonc1	$500.00	$187.74	12/5/2009 11:45:23 AM
Kissabledevil	$50.00	$50.00	12/5/2009 11:13:31 AM
vivacious-p2p3	$25.00	$25.00	12/5/2009 11:27:07 AM
thestartuplender	$50.00	$50.00	12/5/2009 3:51:12 PM
agile	$40.00	$40.00	12/5/2009 7:24:50 PM
kind-bid-maverick	$50.00	$50.00	12/5/2009 9:05:34 PM
sharp-credit	$840.00	$840.00	12/6/2009 9:31:50 AM
E-B	$50.00	$50.00	12/6/2009 4:33:42 AM
inthegreatnw	$25.00	$25.00	12/6/2009 8:08:33 AM
psalms6612	$25.00	$25.00	12/6/2009 11:15:49 AM
FCandL	$25.00	$25.00	12/6/2009 2:24:01 PM
lender12345	$25.00	$25.00	12/6/2009 7:25:45 PM
momentous-transaction8	$100.00	$100.00	12/6/2009 5:49:01 PM
icess285	$25.00	$25.00	12/6/2009 8:57:32 PM
TakeCare	$100.00	$100.00	12/6/2009 9:08:02 PM
orangefob7	$25.84	$25.84	12/6/2009 8:22:05 PM
reflective-rupee	$46.00	$46.00	12/6/2009 9:42:17 PM
jybank	$25.00	$25.00	12/6/2009 11:05:34 PM
Myrick	$25.00	$25.00	12/7/2009 4:06:31 AM
Johnab	$25.00	$25.00	12/7/2009 5:05:22 AM
chilandman	$100.00	$100.00	12/7/2009 5:52:22 AM
WealthBoy	$25.00	$25.00	12/7/2009 4:57:04 AM
durable-investment8	$30.00	$30.00	12/7/2009 6:29:27 AM
fiserve4u	$50.00	$50.00	12/7/2009 6:45:29 AM
ronin4sale	$25.00	$25.00	12/7/2009 7:12:00 AM
brightest-economy-tsunami	$25.00	$25.00	12/7/2009 8:00:25 AM
friendinmoney	$50.00	$50.00	12/7/2009 9:31:03 AM
revenue-appraiser	$40.00	$40.00	12/7/2009 9:13:20 AM
nickel-pipeline	$25.00	$25.00	12/7/2009 9:30:28 AM
ministry3	$25.00	$25.00	11/30/2009 10:22:15 AM
vegaslender88	$25.00	$25.00	11/30/2009 11:09:02 AM
propertytransformer	$25.00	$25.00	11/30/2009 11:11:00 AM
tracyjo	$25.00	$25.00	11/30/2009 11:34:21 AM
tnjohnso	$25.00	$25.00	11/30/2009 11:37:37 AM
booOST	$50.00	$50.00	11/30/2009 11:56:10 AM
reflective-rupee	$50.00	$50.00	11/30/2009 12:59:22 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:13:52 PM
reflective-rupee	$100.00	$100.00	11/30/2009 7:31:23 PM
awesome-benefit1	$25.00	$25.00	11/30/2009 8:14:46 PM
reflective-rupee	$50.00	$50.00	11/30/2009 7:29:55 PM
reflective-rupee	$100.00	$100.00	11/30/2009 7:30:44 PM
reflective-rupee	$100.00	$100.00	11/30/2009 7:31:09 PM
reflective-rupee	$50.00	$50.00	11/30/2009 7:30:30 PM
reflective-rupee	$50.00	$50.00	11/30/2009 7:32:20 PM
reflective-rupee	$100.00	$100.00	11/30/2009 7:31:44 PM
reflective-rupee	$50.00	$50.00	11/30/2009 7:32:55 PM
steady-dime	$154.74	$154.74	12/1/2009 4:04:39 AM
the-profit-oracle	$25.00	$25.00	12/1/2009 11:52:23 AM
BradP	$50.00	$50.00	12/1/2009 2:30:03 PM
supreme-justice3	$100.00	$100.00	12/1/2009 4:14:05 PM
slygorman	$30.00	$30.00	12/1/2009 5:50:21 PM
Trakissta	$100.00	$100.00	12/1/2009 6:54:47 PM
reflective-rupee	$150.00	$150.00	12/1/2009 9:28:01 PM
reflective-rupee	$300.00	$300.00	12/1/2009 9:27:44 PM
wealth-comet694	$30.00	$30.00	12/2/2009 6:32:52 AM
well-mannered-income3	$75.00	$75.00	12/2/2009 12:49:26 PM
icecoldcash	$300.00	$300.00	12/2/2009 11:57:03 AM
Dap2005	$25.00	$25.00	12/2/2009 12:44:12 PM
smart-gain	$25.00	$25.00	12/2/2009 2:18:46 PM
nickel-pipeline	$30.00	$30.00	12/2/2009 2:32:08 PM
loss-of-control	$50.00	$50.00	12/2/2009 6:00:14 PM
well-mannered-income3	$50.00	$50.00	12/2/2009 5:03:45 PM
smontgom	$25.00	$25.00	12/2/2009 8:04:39 PM
SeaSkyGuy71	$25.00	$25.00	12/2/2009 10:14:25 PM
seineil	$25.00	$25.00	12/3/2009 5:18:16 AM
patriot384	$100.00	$100.00	12/3/2009 6:44:32 AM
a-reasonable-return	$25.00	$25.00	12/3/2009 7:06:33 AM
tearingstar	$25.00	$25.00	12/3/2009 9:13:17 AM
SolarMoonshine	$100.00	$100.00	12/3/2009 8:41:51 AM
bestloanrate	$50.00	$50.00	12/3/2009 9:55:56 AM
beakerfish	$100.00	$100.00	12/3/2009 12:10:43 PM
well-mannered-income3	$30.00	$30.00	12/3/2009 1:42:26 PM
well-mannered-income3	$50.00	$50.00	12/3/2009 5:23:29 PM
vest_vortex	$50.00	$50.00	12/3/2009 6:12:48 PM
Casman8815	$25.00	$25.00	12/3/2009 8:16:21 PM
alex189a	$50.00	$50.00	12/3/2009 8:17:44 PM
DrNano	$50.00	$50.00	12/3/2009 7:27:47 PM
booOST	$55.53	$55.53	12/3/2009 8:18:10 PM
durability-mad-scientist4	$100.00	$100.00	12/3/2009 10:00:01 PM
steady-dime	$165.77	$165.77	12/4/2009 5:25:20 AM
well-mannered-income3	$40.00	$40.00	12/4/2009 8:09:05 AM
building_community	$50.00	$50.00	12/4/2009 8:13:49 AM
Bank_Of_XL	$100.00	$100.00	12/4/2009 10:33:36 AM
alex189a	$100.00	$100.00	12/4/2009 10:31:25 AM
new-peso-concerto	$100.00	$100.00	12/4/2009 12:00:38 PM
fascinating-gold	$100.00	$100.00	12/4/2009 5:30:42 PM
shrewd-income	$50.00	$50.00	12/4/2009 11:55:25 PM
ezrloan	$50.00	$50.00	12/5/2009 9:59:28 AM
Montiesholdings	$34.33	$34.33	12/5/2009 10:50:11 AM
spiff666	$25.00	$25.00	12/5/2009 5:54:40 PM
mtnsofutah	$25.00	$25.00	12/5/2009 9:15:15 PM
welshcat	$81.67	$81.67	12/6/2009 7:38:18 AM
wkeboarder21	$25.00	$25.00	12/6/2009 7:48:58 AM
sharp-credit	$1,000.00	$1,000.00	12/6/2009 8:06:10 AM
rate-hickory	$25.00	$25.00	12/6/2009 9:57:36 AM
peso-bonaza	$25.00	$25.00	12/6/2009 8:36:47 AM
afm	$33.00	$33.00	12/6/2009 12:18:43 PM
foothillender	$25.00	$25.00	12/6/2009 9:12:38 AM
penny-surgeon	$25.00	$25.00	12/6/2009 9:32:39 AM
truelumen	$25.00	$25.00	12/6/2009 3:17:44 PM
vest_vortex	$25.00	$25.00	12/6/2009 3:28:10 PM
investment-cluster	$30.00	$30.00	12/6/2009 5:18:15 PM
generous-deal6	$25.00	$25.00	12/6/2009 6:40:49 PM
loganstclaire	$110.00	$110.00	12/6/2009 4:45:56 PM
gothampark	$25.00	$25.00	12/6/2009 9:17:42 PM
reflective-rupee	$60.00	$60.00	12/6/2009 9:37:29 PM
1traveler	$25.00	$25.00	12/6/2009 9:45:16 PM
piter-to-la-investment	$50.00	$50.00	12/6/2009 9:55:22 PM
isuperwang	$100.00	$100.00	12/7/2009 3:09:28 AM
mspiggybank	$100.00	$100.00	12/7/2009 2:08:38 AM
icon7	$25.00	$25.00	12/7/2009 7:22:50 AM
Bank_of_T	$25.00	$25.00	12/7/2009 7:45:58 AM
serene-capital	$25.00	$25.00	12/7/2009 3:37:46 AM
CREinvestor	$76.29	$76.29	12/7/2009 8:20:21 AM
elegant-bonus	$25.00	$25.00	12/7/2009 6:52:52 AM
squarebob	$50.00	$50.00	12/7/2009 7:23:23 AM
omegamon1	$33.00	$33.00	12/7/2009 7:51:50 AM
RyanM561	$25.00	$25.00	12/7/2009 8:15:33 AM
friendinmoney	$50.00	$50.00	12/7/2009 9:25:27 AM
nickel-pipeline	$25.00	$25.00	12/7/2009 9:29:18 AM
Engineer44	$28.00	$28.00	12/7/2009 9:30:15 AM
branaa99	$25.00	$25.00	12/7/2009 9:20:08 AM
186 bids
Borrower Payment Dependent Notes Series 435798
This series of Notes was issued and sold upon the funding of the borrower loan #39903, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	26.49%	Starting borrower rate/APR:	27.49% / 29.83%	Starting monthly payment:	$82.18
Final lender yield:	25.35%	Final borrower rate/APR:	26.35% / 28.68%	Final monthly payment:	$80.95

Auction yield range:	11.20% - 26.49%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Sep-2006	Debt/Income ratio:	35%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$2,825	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	28%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	terrific-nickel	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay credit card and a trip
Purpose of loan:
This loan will be used to? pay credit card and a trip

My financial situation:
I am a good candidate for this loan because? i have safe working and my husband also works need money to pay for cards and leave a single debt nothing more.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jhouman	$25.00	$25.00	11/30/2009 10:56:37 AM
money-prophesy	$150.00	$150.00	11/30/2009 11:15:28 AM
reflective-rupee	$25.00	$25.00	11/30/2009 12:59:15 PM
reflective-rupee	$50.00	$50.00	11/30/2009 1:41:23 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:13:11 PM
foothillender	$25.00	$25.00	12/1/2009 7:21:11 AM
the-profit-oracle	$25.00	$25.00	12/1/2009 6:57:47 PM
unk1911	$25.00	$5.21	12/1/2009 11:18:50 PM
finance-vault	$25.00	$25.00	12/3/2009 6:44:56 PM
vest_vortex	$50.00	$50.00	12/3/2009 6:23:13 PM
a-finance-nirvana	$183.79	$183.79	12/4/2009 3:36:16 AM
marwadi-62	$100.00	$100.00	12/4/2009 3:00:42 PM
People-for-people	$50.00	$50.00	12/4/2009 5:25:19 PM
4mydaughterseducation	$25.00	$25.00	12/4/2009 7:27:01 PM
SolarMoonshine	$100.00	$100.00	12/5/2009 8:29:19 AM
penny-surgeon	$25.00	$25.00	12/6/2009 3:45:00 AM
leverage-monger	$50.00	$50.00	12/6/2009 10:14:23 AM
elegant-bonus	$25.00	$25.00	12/7/2009 6:40:11 AM
icon7	$25.00	$25.00	12/7/2009 7:26:42 AM
371millwood	$200.00	$200.00	12/7/2009 9:30:21 AM
unger	$100.00	$100.00	12/7/2009 8:25:57 AM
blue-silver-ruler	$25.00	$25.00	12/7/2009 9:30:03 AM
kinetic-social	$25.00	$25.00	12/7/2009 9:30:47 AM
professional-finance	$25.00	$25.00	11/30/2009 3:23:49 PM
reflective-rupee	$25.00	$25.00	11/30/2009 4:13:53 PM
Bob450	$25.00	$25.00	11/30/2009 9:06:04 PM
mercuriant	$25.00	$25.00	12/3/2009 9:40:06 AM
vest_vortex	$25.00	$25.00	12/3/2009 6:23:42 PM
leverage-monger	$25.00	$25.00	12/4/2009 3:33:56 PM
FinanceEngine	$25.00	$25.00	12/4/2009 4:21:55 PM
order-bee1	$25.00	$25.00	12/5/2009 1:43:01 AM
buffalobills	$25.00	$25.00	12/6/2009 11:28:11 AM
jybank	$25.00	$25.00	12/6/2009 8:50:24 PM
charming-point	$200.00	$200.00	12/6/2009 9:07:18 PM
fatboy888	$25.00	$25.00	12/7/2009 6:54:30 AM
Bob450	$25.00	$25.00	12/7/2009 8:22:04 AM
just-trade0	$36.00	$36.00	12/7/2009 9:06:45 AM
Kyileo	$25.00	$25.00	12/7/2009 9:10:26 AM
nikkky2000	$100.00	$100.00	12/7/2009 9:28:11 AM
39 bids
Borrower Payment Dependent Notes Series 435874
This series of Notes was issued and sold upon the funding of the borrower loan #39848, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	9.94%	Starting borrower rate/APR:	10.94% / 13.06%	Starting monthly payment:	$196.26
Final lender yield:	9.40%	Final borrower rate/APR:	10.40% / 12.51%	Final monthly payment:	$194.73

Auction yield range:	4.20% - 9.94%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1975	Debt/Income ratio:	25%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$35,988	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	best-worthy-durability	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business expansion
Purpose of loan:
This loan will be used marketing for my wholesale business.? Specifically it will be used for trade show participation and for a more sophisticated web site
.My financial situation:
I am a good candidate for this loan because my business is growing and the?loan will be used to increase sales.
Monthly net income: $5000.

Monthly expenses: $2455.
??Housing: $ 707.
??Insurance: $ 228.
??Car expenses: $ 0
??Utilities: $ 150.
??Phone, cable, internet: $120.
??Food, entertainment: $300.
??Clothing, household expenses $50.
??Credit cards and other loans: $ 400.
??Other expenses: $ 500.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

responsibility-butterfly	$25.00	$25.00	11/30/2009 9:41:27 AM
fortress767	$25.00	$25.00	11/30/2009 9:42:31 AM
five-star-responsibility0	$25.00	$25.00	11/30/2009 9:44:39 AM
Kerrysbay	$25.00	$25.00	11/30/2009 9:50:11 AM
Keebs	$25.00	$25.00	11/30/2009 10:19:32 AM
lucrative-worth	$25.00	$25.00	11/30/2009 10:41:16 AM
credit-investor5	$100.00	$100.00	11/30/2009 10:47:08 AM
bigballer105	$25.00	$25.00	11/30/2009 10:47:11 AM
miked8303	$25.00	$25.00	11/30/2009 10:47:57 AM
leodaguy	$25.00	$25.00	11/30/2009 10:49:08 AM
sharkm	$25.00	$25.00	11/30/2009 10:49:39 AM
burgeoning-silver	$25.00	$25.00	11/30/2009 10:50:05 AM
personal-lender	$25.00	$25.00	11/30/2009 10:50:46 AM
bchen78875	$50.00	$50.00	11/30/2009 10:51:19 AM
AF-Chief	$35.00	$35.00	11/30/2009 10:53:21 AM
museic1	$25.00	$25.00	11/30/2009 10:46:54 AM
sidney102	$25.00	$25.00	11/30/2009 10:47:28 AM
MoneyU4IA	$40.00	$40.00	11/30/2009 10:48:10 AM
lendacity	$25.00	$25.00	11/30/2009 10:55:46 AM
lloyd_s	$25.00	$25.00	11/30/2009 10:48:42 AM
the_winning_ticket	$35.00	$35.00	11/30/2009 10:49:22 AM
Attract	$25.00	$25.00	11/30/2009 10:50:16 AM
teller	$60.00	$60.00	11/30/2009 10:56:59 AM
Weaverville	$25.00	$25.00	11/30/2009 10:51:02 AM
Walkingcowboy	$25.00	$25.00	11/30/2009 10:51:36 AM
portfolio-zone801	$25.00	$25.00	11/30/2009 10:58:00 AM
Syndication	$25.00	$25.00	11/30/2009 10:58:29 AM
Havana21	$50.00	$50.00	11/30/2009 10:53:06 AM
rmachi	$25.00	$25.00	11/30/2009 10:52:13 AM
nostromo	$25.00	$25.00	11/30/2009 11:00:08 AM
magical-greenback	$55.00	$55.00	11/30/2009 10:53:32 AM
mikeandcat	$50.00	$50.00	11/30/2009 10:53:57 AM
kulender	$25.00	$25.00	11/30/2009 10:54:00 AM
BzJ108	$25.00	$25.00	11/30/2009 11:01:00 AM
driver928	$100.00	$100.00	11/30/2009 11:01:05 AM
salala	$25.00	$25.00	11/30/2009 11:01:23 AM
Artist_Blue	$25.00	$25.00	11/30/2009 10:55:22 AM
BankOfFrankFairness	$50.00	$50.00	11/30/2009 10:54:34 AM
thestartuplender	$35.00	$35.00	11/30/2009 10:56:08 AM
trade-pragmatist	$25.00	$25.00	11/30/2009 10:55:29 AM
DonaldColorado	$25.00	$25.00	11/30/2009 10:56:30 AM
wonderful-rupee	$25.00	$25.00	11/30/2009 11:03:03 AM
mlkhamilton	$25.00	$25.00	11/30/2009 10:58:09 AM
NR	$25.00	$25.00	11/30/2009 10:58:37 AM
SilverRain	$25.00	$25.00	11/30/2009 10:59:00 AM
natmonkey	$25.00	$25.00	11/30/2009 10:59:19 AM
Pasagam	$25.00	$25.00	11/30/2009 10:59:08 AM
foxy-vigilance	$25.00	$25.00	11/30/2009 11:00:35 AM
skuba	$50.00	$50.00	11/30/2009 11:01:36 AM
verse99	$25.00	$25.00	11/30/2009 11:08:55 AM
khafra	$50.00	$50.00	11/30/2009 11:09:13 AM
toblerone	$25.00	$25.00	11/30/2009 11:02:27 AM
rjleves	$25.00	$25.00	11/30/2009 11:03:26 AM
best-deal-banker	$50.00	$50.00	11/30/2009 11:03:34 AM
desertoasis	$25.00	$25.00	11/30/2009 11:04:15 AM
ytjameslee	$50.00	$50.00	11/30/2009 11:04:08 AM
afotherg	$25.00	$25.00	11/30/2009 11:05:42 AM
BankofRon	$25.00	$25.00	11/30/2009 11:07:34 AM
mtp	$50.00	$50.00	11/30/2009 11:08:08 AM
forthright-social	$25.00	$25.00	11/30/2009 11:08:17 AM
xhrisd	$25.00	$25.00	11/30/2009 3:04:38 PM
availableloan	$25.00	$25.00	11/30/2009 4:12:42 PM
patriot384	$50.00	$50.00	11/30/2009 4:55:37 PM
wack-a-mole	$50.00	$50.00	12/1/2009 10:34:03 AM
the-profit-oracle	$25.00	$25.00	12/1/2009 5:55:44 PM
generous-deal6	$25.00	$25.00	12/3/2009 12:06:24 AM
ddoneday	$25.00	$25.00	12/3/2009 6:44:09 AM
grasscutter	$50.00	$50.00	12/3/2009 7:06:40 AM
kmfreymi	$25.00	$25.00	12/3/2009 10:23:51 AM
JDL51	$25.00	$25.00	12/3/2009 9:37:51 AM
Syzygy	$25.00	$25.00	12/3/2009 3:21:01 PM
puifais	$25.00	$25.00	12/3/2009 8:42:32 PM
nhm	$50.00	$50.00	12/3/2009 9:42:41 PM
JeffHoll	$100.00	$100.00	12/4/2009 7:09:25 AM
SpotLending	$50.00	$50.00	12/4/2009 2:49:38 PM
Biazza	$35.39	$35.39	12/4/2009 2:58:51 PM
elegant-bonus	$25.00	$25.00	12/4/2009 4:17:46 PM
Vast	$50.00	$50.00	12/5/2009 9:58:29 AM
affluence-tomahawk	$100.00	$100.00	12/5/2009 10:10:50 AM
canterburykid	$50.00	$50.00	12/5/2009 12:40:02 PM
HealthAndSafety	$50.00	$50.00	12/5/2009 4:33:24 PM
wintersnowman	$25.00	$25.00	12/6/2009 7:12:05 AM
Sixmil	$25.00	$25.00	12/6/2009 11:50:07 AM
wrighco	$25.00	$25.00	12/6/2009 12:30:19 PM
dmitriy2	$25.00	$25.00	12/6/2009 4:59:52 PM
integrity-doctor	$50.00	$50.00	12/6/2009 5:02:37 PM
Hondo	$25.00	$25.00	12/6/2009 11:34:35 PM
TakeCare	$50.00	$50.00	12/6/2009 9:37:31 PM
cash-vault	$25.00	$25.00	12/7/2009 12:09:17 AM
esabzb	$25.00	$25.00	12/7/2009 12:09:43 AM
friendinmoney	$100.00	$100.00	12/7/2009 9:27:37 AM
ljay	$25.00	$25.00	11/30/2009 9:50:24 AM
Steveoo1	$50.00	$50.00	11/30/2009 10:18:53 AM
cash-boots	$30.00	$30.00	11/30/2009 10:19:50 AM
bigdogsafety1	$25.00	$25.00	11/30/2009 10:41:31 AM
evnagelist	$50.00	$50.00	11/30/2009 10:52:46 AM
elevated-platinum5	$25.00	$25.00	11/30/2009 10:46:30 AM
Klearwater_Pools	$25.00	$25.00	11/30/2009 10:54:13 AM
TakeCare	$100.00	$100.00	11/30/2009 10:47:52 AM
fair-funds	$25.00	$25.00	11/30/2009 10:54:58 AM
gizzywump	$25.00	$25.00	11/30/2009 10:48:05 AM
Banker7371	$25.00	$25.00	11/30/2009 10:48:34 AM
lend_to_you	$50.00	$50.00	11/30/2009 10:48:59 AM
E_G	$50.00	$50.00	11/30/2009 10:49:49 AM
dinero-oasis	$25.00	$25.00	11/30/2009 10:57:10 AM
gracej	$25.00	$25.00	11/30/2009 10:51:31 AM
community-pipeline8	$50.00	$50.00	11/30/2009 10:57:46 AM
justice-dna	$35.00	$35.00	11/30/2009 10:51:53 AM
roccofox	$50.00	$50.00	11/30/2009 11:00:21 AM
orange-courageous-dedication	$40.00	$40.00	11/30/2009 10:54:44 AM
the-money-gargantuan	$25.00	$25.00	11/30/2009 10:55:56 AM
forthright-dedication	$25.00	$25.00	11/30/2009 10:58:22 AM
dinero-festivity2	$50.00	$50.00	11/30/2009 10:57:16 AM
ryreesado	$25.00	$25.00	11/30/2009 10:57:21 AM
fireboss	$25.00	$25.00	11/30/2009 10:58:48 AM
skvat	$25.00	$25.00	11/30/2009 11:05:23 AM
cozy-note	$100.00	$100.00	11/30/2009 10:59:57 AM
Tom579	$25.00	$25.00	11/30/2009 11:08:38 AM
wealth-cloud	$25.00	$25.00	11/30/2009 11:02:01 AM
Kaj	$30.00	$30.00	11/30/2009 11:02:07 AM
the-bright-velocity	$50.00	$50.00	11/30/2009 11:02:57 AM
supreme-hope	$25.00	$25.00	11/30/2009 11:03:46 AM
Psalm1	$50.00	$50.00	11/30/2009 11:03:29 AM
Bank42	$50.00	$50.00	11/30/2009 11:04:40 AM
loan-machine1	$25.00	$25.00	11/30/2009 11:05:07 AM
jd006006	$25.05	$25.05	11/30/2009 11:05:30 AM
jameskdean	$25.00	$25.00	11/30/2009 11:05:38 AM
diversification-viking	$25.00	$25.00	11/30/2009 11:06:25 AM
cerebral-return3	$25.00	$25.00	11/30/2009 11:06:36 AM
Jassi	$25.00	$25.00	11/30/2009 11:05:53 AM
payout-point	$100.00	$100.00	11/30/2009 11:07:26 AM
bigphish	$25.00	$25.00	11/30/2009 11:06:52 AM
transaction-expert	$25.00	$25.00	11/30/2009 11:07:20 AM
vegaslender88	$25.00	$5.83	11/30/2009 11:09:15 AM
outofoffice	$50.00	$50.00	11/30/2009 4:31:50 PM
unk1911	$25.00	$25.00	11/30/2009 4:21:34 PM
neenerman	$75.00	$75.00	12/1/2009 10:27:06 AM
orbiter614	$75.00	$75.00	12/1/2009 12:14:28 PM
newbietony	$60.00	$60.00	12/1/2009 2:31:35 PM
deepclear	$100.00	$100.00	12/2/2009 10:36:58 AM
Gaelicman	$33.73	$33.73	12/2/2009 10:34:25 PM
1SteelerFan	$35.00	$35.00	12/3/2009 10:02:14 AM
helping-out	$40.00	$40.00	12/3/2009 9:00:27 PM
JohnGalt94	$25.00	$25.00	12/3/2009 9:03:10 PM
sjlender	$25.00	$25.00	12/3/2009 9:47:51 PM
QuinMccoy	$25.00	$25.00	12/4/2009 4:57:22 AM
djh47a	$40.00	$40.00	12/4/2009 6:19:03 AM
Marathoner	$25.00	$25.00	12/4/2009 9:36:23 AM
agreement-accruer	$25.00	$25.00	12/4/2009 9:58:28 AM
shamrocker	$25.00	$25.00	12/4/2009 12:24:47 PM
UBOtto186	$25.00	$25.00	12/4/2009 2:41:31 PM
oldman68	$25.00	$25.00	12/5/2009 12:09:45 AM
JerryB96	$25.00	$25.00	12/5/2009 8:29:42 AM
inqbus	$25.00	$25.00	12/5/2009 4:29:11 PM
the-debt-fluffy-bunny	$25.00	$25.00	12/5/2009 11:17:51 PM
fortytwo	$200.00	$200.00	12/6/2009 4:18:03 AM
investment-cluster	$30.00	$30.00	12/6/2009 5:29:51 PM
icon7	$25.00	$25.00	12/7/2009 7:36:42 AM
spsavage	$25.00	$25.00	12/7/2009 8:05:44 AM
friendinmoney	$100.00	$100.00	12/7/2009 9:32:45 AM
160 bids
Borrower Payment Dependent Notes Series 436036
This series of Notes was issued and sold upon the funding of the borrower loan #39906, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Nov-30-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	11.20%	Starting borrower rate/APR:	12.20% / 15.81%	Starting monthly payment:	$33.31
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 14.58%	Final monthly payment:	$32.74

Auction yield range:	4.20% - 11.20%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1990	Debt/Income ratio:	22%
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	15 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	53	Length of status:	11y 3m
Amount delinquent:	$0	Revolving credit balance:	$40,407	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	transparent-note0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Funds for Emergency Fund
Purpose of loan:
After a car accident and need for a new car purchase I have depleted my "Emergency Fund."? It is necessary to have some cash on hand for emergencies and I have always been prepared.? Now I must begin saving again for that possible disaster, but it takes time.? I want to use this loan to keep in the bank as my emergency fund and also as a way to prove myself as a reliable and creditworthy borrower on Prosper.

My financial situation:
I am a reliable person who pays his debts.? This is an emergency fund that can easily be repaid.? I have typically paid extra toward my mortgage and am paying off some of the smaller debt to make it easier to take on the large items (car, student loans).

Monthly net income: $ 4100

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 200
??Car expenses: $ 250
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 250
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You show your net income at 4100 and expenses at 3000. Wouldn't the other 1100 cover this loan? If not, why? - Machbannai
A: Great question. Now that I look back I did not include cell phone and student loan expenses. These add up to about $500. Then you add up minor things that come up over the month and it gets tight. (Dec-06-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CallMeBen	$25.00	$25.00	11/30/2009 2:26:22 PM
availableloan	$25.00	$25.00	11/30/2009 5:22:22 PM
Bender	$25.00	$25.00	12/1/2009 4:39:03 PM
BMAInvest	$25.00	$25.00	12/2/2009 7:57:47 AM
miket71	$100.00	$55.63	12/3/2009 6:18:05 PM
helping-out	$40.00	$40.00	12/3/2009 9:00:35 PM
Dollars4Rent	$25.00	$25.00	12/4/2009 8:49:59 AM
rome1426	$25.00	$25.00	12/4/2009 11:51:31 AM
amor1962	$25.00	$25.00	12/4/2009 7:27:26 PM
understanding-benjamins	$25.00	$25.00	12/5/2009 7:19:19 PM
tamcho	$25.00	$25.00	12/6/2009 7:14:26 AM
UBOtto186	$25.00	$25.00	12/6/2009 10:41:07 AM
the-profit-oracle	$25.00	$25.00	12/6/2009 1:39:12 PM
dn0pes	$25.00	$25.00	12/7/2009 6:08:30 AM
Stavros	$50.00	$50.00	11/30/2009 2:32:10 PM
sflash	$25.00	$25.00	11/30/2009 2:38:35 PM
Bob450	$50.00	$50.00	12/1/2009 10:06:41 PM
Figure4	$25.00	$25.00	12/3/2009 6:14:20 PM
BlessedEveryDay	$25.00	$25.00	12/4/2009 11:59:23 AM
Syzygy	$25.00	$25.00	12/4/2009 3:17:49 PM
dontscrewmeover1	$50.00	$50.00	12/4/2009 6:01:26 PM
oldman68	$25.00	$25.00	12/4/2009 11:47:32 PM
JerryB96	$25.00	$25.00	12/5/2009 8:34:06 AM
GyJAV_BNCCo	$29.37	$29.37	12/5/2009 12:59:46 PM
HealthAndSafety	$50.00	$50.00	12/5/2009 4:34:30 PM
Aristophil	$100.00	$100.00	12/6/2009 6:04:28 AM
TakeCare	$50.00	$50.00	12/6/2009 9:59:35 PM
prudent-return3	$25.00	$25.00	12/7/2009 2:32:28 AM
ihelpunow	$25.00	$25.00	12/7/2009 8:34:33 AM
fatboy888	$25.00	$25.00	12/7/2009 7:08:04 AM
30 bids
Borrower Payment Dependent Notes Series 436074
This series of Notes was issued and sold upon the funding of the borrower loan #39909, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Dec-01-2009
				Auction end date:	Dec-07-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jun-1977	Debt/Income ratio:	24%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	20	Length of status:	6y 9m
Amount delinquent:	$1,409	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	MITCH1	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	660-679 (Sep-2009) 640-659 (Mar-2008) 660-679 (Mar-2007) 660-679 (Mar-2007)
Principal balance:	$687.07	1+ mo. late:	0 ( 0% )
Total payments billed:	31
Description
Car Repair-timing belt broke
Purpose of loan:
This loan will be used to? I would like to get a loan to finish paying off a major car repair, timing belt broke and damaged the valves. Also hot water tank rusted out and is leaking and needs replaced. My other Prosper loan is almost paid off now.

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I like that you've been on-time with your payments for your present loan, but please explain the delinquincies shown on your listing. Please answer publicly. Thanks, and good luck with your listing. - tigercat
A: Delinquincies that I know about are 1 account with the bank over a truck loan which I was late making some payments, the account has long since been paid off. The biggest one on my credit report that I'm aware of was with Capital One, a credit card company, this account was charged off a long time ago. To make things right with Capital One for the past 3 years I have been making payments on it but doesn't show up on the credit report. All these things happened years ago when I had a rough time. (Dec-03-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

brother_tam	$100.00	$100.00	12/1/2009 6:43:26 PM
Bob450	$25.00	$25.00	12/1/2009 9:11:37 PM
lender12345	$25.00	$25.00	12/3/2009 2:04:34 PM
manny00	$57.55	$57.55	12/3/2009 1:39:53 PM
periko	$49.00	$49.00	12/3/2009 4:06:50 PM
SolarMoonshine	$25.00	$25.00	12/3/2009 6:32:51 PM
tigercat	$50.00	$50.00	12/4/2009 6:35:58 AM
AndyT1999	$25.00	$25.00	12/4/2009 8:49:23 AM
marwadi-62	$100.00	$100.00	12/4/2009 3:11:10 PM
Kqwik	$31.13	$31.13	12/4/2009 6:07:14 PM
quickstep	$50.00	$50.00	12/6/2009 3:48:24 AM
MTMoney	$48.00	$48.00	12/5/2009 9:46:53 PM
Kash2010lu	$25.00	$25.00	12/6/2009 9:54:35 AM
generous-deal6	$30.00	$30.00	12/6/2009 6:42:23 PM
lender12345	$27.41	$27.41	12/6/2009 7:21:43 PM
BenR	$50.00	$50.00	12/7/2009 6:17:22 AM
systematic-fairness	$25.00	$8.67	12/7/2009 9:20:53 AM
Aberdeen	$300.00	$300.00	12/2/2009 1:15:34 PM
bobd32	$25.00	$25.00	12/2/2009 3:30:11 PM
suomynona	$25.00	$25.00	12/3/2009 12:01:58 AM
EEasyMoney	$50.00	$50.00	12/3/2009 8:02:21 AM
victor111	$25.00	$25.00	12/3/2009 8:50:17 AM
best-generosity-financier	$25.00	$25.00	12/3/2009 3:13:04 PM
LAKETIME	$25.00	$25.00	12/3/2009 3:19:46 PM
interest-coyote	$40.00	$40.00	12/5/2009 11:21:07 AM
jep7070	$30.00	$30.00	12/5/2009 6:28:08 PM
aztocas	$25.00	$25.00	12/5/2009 10:35:55 PM
Lender_1972	$25.00	$25.00	12/6/2009 8:18:51 AM
supreme-justice3	$100.00	$100.00	12/6/2009 2:36:42 PM
best-generosity-financier	$28.24	$28.24	12/6/2009 4:29:17 PM
penny-sergeant	$25.00	$25.00	12/6/2009 8:03:51 PM
spsavage	$25.00	$25.00	12/7/2009 8:06:41 AM
32 bids
Borrower Payment Dependent Notes Series 436098
This series of Notes was issued and sold upon the funding of the borrower loan #39889, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,300.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Dec-01-2009
				Auction end date:	Dec-06-2009

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$122.64
Final lender yield:	18.65%	Final borrower rate/APR:	19.65% / 21.88%	Final monthly payment:	$122.05

Auction yield range:	8.20% - 19.00%	Estimated loss impact:	6.93%
Lender servicing fee:	1.00%	Estimated return:	11.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1996	Debt/Income ratio:	14%
Credit score:	680-699 (Nov-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$8,796	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	ologist552	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	680-699 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	660-679 (Sep-2008)
Principal balance:	$4,011.71	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Working Capital
Purpose of loan:
This loan will be used to manage the expenses associated with my increasing REO real estate listings.? Given the current real estate market, I am receiving more REO listings.? As an REO broker, I am responsible for the paying the expenses (utilities and maintenance) and getting reimbursed from the seller (bank).??The reimbursement timeframe is generally 30 - 60 days.

My financial situation:
I am a good candidate for this loan because of my?continuously improving credit standing, impeccable payment history on a previous Prosper loan?and the business opportunity at hand.?

Monthly net income: $ 4,800

Monthly expenses: $ 3185
??Housing: $ 1298
??Insurance: $ 86
??Car expenses: $ 413
??Utilities: $?300
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 463
??Other expenses: $ 150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

felicity-daydream	$25.00	$25.00	12/1/2009 4:37:18 PM
money-prophesy	$150.00	$95.02	12/1/2009 4:35:54 PM
loan_doctor	$25.00	$25.00	12/1/2009 4:36:58 PM
sirguyon	$50.00	$50.00	12/1/2009 6:57:13 PM
lendme2	$75.00	$75.00	12/1/2009 7:05:11 PM
Bob450	$25.00	$25.00	12/1/2009 8:58:06 PM
drysdale-sd	$25.00	$25.00	12/2/2009 8:27:00 AM
eBankInvest	$67.57	$67.57	12/2/2009 12:32:20 PM
fortytwo	$87.08	$87.08	12/2/2009 2:28:32 PM
alaskakid	$31.00	$31.00	12/2/2009 5:10:17 PM
rperaz98720	$25.00	$25.00	12/2/2009 5:48:18 PM
healthy-diversification	$25.00	$25.00	12/2/2009 6:14:39 PM
A007	$60.00	$60.00	12/3/2009 7:03:53 AM
gourd6	$25.00	$25.00	12/3/2009 7:34:09 AM
hellasow	$25.00	$25.00	12/3/2009 8:11:41 AM
mn	$60.00	$60.00	12/3/2009 11:16:05 AM
kayakbleu	$25.00	$25.00	12/3/2009 4:33:03 PM
lender-inc	$50.00	$50.00	12/3/2009 4:42:24 PM
smart-gold	$27.41	$27.41	12/3/2009 6:06:57 PM
beuford7	$25.00	$25.00	12/3/2009 7:15:03 PM
bid-chuckler	$50.00	$50.00	12/3/2009 8:21:45 PM
SignatureCapital	$25.00	$25.00	12/4/2009 10:12:21 AM
blue-relay	$29.50	$29.50	12/4/2009 1:16:57 PM
eronyc	$50.00	$50.00	12/4/2009 1:47:32 PM
creative-market5	$100.00	$100.00	12/4/2009 8:26:31 PM
Gaelicman	$59.57	$59.57	12/5/2009 5:26:42 AM
rmpedi33	$100.00	$100.00	12/5/2009 8:07:24 AM
Dollars4Rent	$25.00	$25.00	12/5/2009 9:46:07 AM
neighborly-bid	$25.00	$25.00	12/1/2009 6:31:50 PM
kginatl	$46.32	$46.32	12/2/2009 7:26:33 AM
agile-loan0	$25.00	$25.00	12/2/2009 5:21:04 PM
Justin42v	$25.00	$25.00	12/2/2009 9:24:16 PM
tenacious-payout	$25.00	$25.00	12/3/2009 7:25:58 AM
AaronL	$50.00	$50.00	12/3/2009 9:27:12 AM
Pilotaceh	$25.00	$25.00	12/3/2009 11:04:29 AM
RedCentre	$40.49	$40.49	12/3/2009 3:21:56 PM
nickel-pipeline	$35.00	$35.00	12/3/2009 4:11:14 PM
compassion-spy	$100.00	$100.00	12/3/2009 4:21:22 PM
jgar_O	$25.00	$25.00	12/3/2009 5:25:34 PM
loss-of-control	$50.00	$50.00	12/3/2009 7:21:06 PM
DalCowboys	$50.00	$50.00	12/3/2009 8:23:55 PM
cashasaurus0	$100.00	$100.00	12/4/2009 3:59:09 AM
Frankk2	$25.00	$25.00	12/4/2009 8:15:03 AM
cooper0717	$54.90	$54.90	12/4/2009 10:36:11 AM
Top_Gun_Lender	$25.00	$25.00	12/4/2009 12:16:48 PM
loyalist1	$25.00	$25.00	12/4/2009 12:01:43 PM
vine99	$50.00	$50.00	12/4/2009 4:11:05 PM
stockcop	$50.00	$50.00	12/4/2009 8:30:26 PM
payontime1	$50.00	$50.00	12/4/2009 8:55:09 PM
ASR3	$25.00	$25.00	12/5/2009 4:36:28 AM
russm011	$36.14	$36.14	12/5/2009 6:18:17 AM
bondhedger	$25.00	$25.00	12/5/2009 7:57:29 AM
steady-dime	$50.00	$50.00	12/5/2009 8:05:24 AM
eclipse056	$25.00	$25.00	12/5/2009 8:18:41 AM
hunter0	$100.00	$100.00	12/5/2009 8:32:54 AM
SolarMoonshine	$25.00	$25.00	12/5/2009 8:33:43 AM
canterburykid	$100.00	$100.00	12/5/2009 12:25:16 PM
Sand_Dollars	$250.00	$250.00	12/5/2009 2:58:15 PM
JDL51	$70.00	$70.00	12/5/2009 4:58:20 PM
helping-out	$50.00	$50.00	12/5/2009 5:13:49 PM
affluence-tomahawk	$50.00	$50.00	12/5/2009 8:11:07 PM
unger	$100.00	$100.00	12/5/2009 5:12:42 PM
Sugarmama21	$50.00	$50.00	12/5/2009 7:36:23 PM
the-profit-oracle	$25.00	$25.00	12/5/2009 9:08:54 PM
Frugal	$25.00	$25.00	12/5/2009 11:31:36 PM
shrewd-income	$25.00	$25.00	12/5/2009 10:17:36 PM
kind-bid-maverick	$50.00	$50.00	12/5/2009 8:48:07 PM
ms48105	$25.00	$25.00	12/6/2009 5:37:45 AM
68 bids
Borrower Payment Dependent Notes Series 436774
This series of Notes was issued and sold upon the funding of the borrower loan #39845, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Dec-03-2009
				Auction end date:	Dec-09-2009

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$127.35
Final lender yield:	28.50%	Final borrower rate/APR:	29.50% / 31.87%	Final monthly payment:	$126.53

Auction yield range:	8.20% - 29.00%	Estimated loss impact:	7.19%
Lender servicing fee:	1.00%	Estimated return:	21.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	14 / 11	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	34	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$25,262	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	frankiecooper	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Adios credit cards....and high rate
?I am a Personal Trainer in Los Angeles CA. 2 years ago I set off on my own to open Pure and Simple Fitness ? a personal training business where I no longer had to share in the profits derived from training sessions. The problem: when my oldest daughter was born, much of the related expenses/everyday expenses were put on CC?s and then during the financial meltdown my available credit was reduced which triggered increasing interest, a higher debt ratio, and a lower score(Equifax has me at a 697 as of last week).
I am trying to pay off my highest interest cards. I have negotiated 5 of my cards down and closed the ones I could .My last request for funding was unsuccessful (but oh so close...), so I have lowered my requested amount and increased my starting interest rate. I figure something is better than nothing to make a dent in this.
Feel free to ask me any questions you might have, and thanks for bidding!!! This is a re-listing. My last couple of attempts were unsuccessful, but I'm not giving up!! Fingers crossed on this one!

Monthly net income: $ 6600

Monthly expenses: $ 5854

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

KMSB	$25.00	$25.00	12/3/2009 5:14:05 PM
the-profit-oracle	$25.00	$25.00	12/3/2009 6:36:31 PM
sflash	$25.00	$25.00	12/4/2009 6:47:44 AM
wealth-pipeline	$25.00	$25.00	12/4/2009 10:24:41 AM
well-mannered-income3	$40.00	$40.00	12/4/2009 11:45:20 AM
vest_vortex	$25.00	$25.00	12/4/2009 4:02:29 PM
brother_tam	$100.00	$100.00	12/5/2009 7:24:14 AM
Bob450	$25.00	$25.00	12/5/2009 10:28:48 AM
reflective-rupee	$50.00	$50.00	12/7/2009 9:36:22 AM
reflective-rupee	$30.00	$30.00	12/7/2009 9:37:11 AM
penny-surgeon	$25.00	$25.00	12/7/2009 2:07:06 PM
cashhelp	$25.00	$25.00	12/7/2009 2:07:47 PM
sharp-credit	$1,000.00	$1,000.00	12/7/2009 1:55:03 PM
double22	$100.00	$100.00	12/7/2009 3:17:46 PM
Bob450	$25.00	$25.00	12/7/2009 8:27:09 PM
CashFlow13	$500.00	$307.00	12/7/2009 8:50:56 PM
AuroraRobbin	$50.00	$50.00	12/8/2009 7:18:59 AM
agile-loan0	$25.00	$25.00	12/8/2009 9:52:41 AM
BradP	$50.00	$50.00	12/8/2009 4:04:39 PM
booOST	$50.00	$50.00	12/3/2009 8:22:02 PM
SolarMoonshine	$25.00	$25.00	12/4/2009 7:04:33 PM
professional-finance	$25.00	$25.00	12/5/2009 5:31:17 AM
CincyTex	$50.00	$50.00	12/5/2009 8:31:54 AM
Sol_Invictus	$25.00	$25.00	12/6/2009 8:17:18 AM
well-mannered-income3	$50.00	$50.00	12/7/2009 7:48:01 AM
reflective-rupee	$50.00	$50.00	12/7/2009 9:36:35 AM
reflective-rupee	$50.00	$50.00	12/7/2009 9:36:49 AM
vivacious-p2p3	$25.00	$25.00	12/7/2009 10:47:30 AM
efficient-principal	$33.00	$33.00	12/7/2009 1:08:41 PM
Orbits	$25.00	$25.00	12/7/2009 3:38:54 PM
wecandoit	$50.00	$50.00	12/7/2009 7:57:16 PM
forthright-dedication	$25.00	$25.00	12/7/2009 8:19:21 PM
ezrloan	$75.00	$75.00	12/7/2009 8:56:32 PM
reflective-rupee	$25.00	$25.00	12/7/2009 11:50:46 PM
gelt4u	$25.00	$25.00	12/8/2009 11:42:44 AM
Hobie88	$50.00	$50.00	12/8/2009 4:21:25 PM
GOPHERBOY	$100.00	$100.00	12/8/2009 4:37:02 PM
helping-out	$90.00	$90.00	12/8/2009 5:27:20 PM
unger	$100.00	$100.00	12/8/2009 7:54:21 PM
rate-seahorse	$25.00	$25.00	12/8/2009 8:00:33 PM
Get56	$25.00	$25.00	12/9/2009 4:00:32 AM
interact	$25.00	$25.00	12/9/2009 8:42:18 AM
42 bids